                                                                     EXHIBIT 4.1

                        MULTICURRENCY CREDIT AGREEMENT

                         dated as of October 14, 1998

                                     among

                              APPLIED POWER INC.,

                                 ENERPAC B.V.,

                        VARIOUS FINANCIAL INSTITUTIONS,

                      THE FIRST NATIONAL BANK OF CHICAGO,
                             as Syndication Agent,

                               SOCIETE GENERALE,
                            as Documentation Agent,

                                      and

            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,

                            as Administrative Agent



                                  Arranged by

                     NationsBanc Montgomery Securities LLC

                               TABLE OF CONTENTS

                                                                      Page

                                   ARTICLE I

                    CERTAIN DEFINITIONS AND INTERPRETATION
1.1  Defined Terms...................................................  19
1.2  Other Interpretive Provisions...................................  20
1.3  Accounting Principles...........................................  20
1.4  Currency Equivalents Generally..................................  20
1.5  Introduction of Euro............................................  21

                                  ARTICLE II

                                  THE CREDITS

2.1  Amounts and Terms of Commitments................................  22
2.2  Loan Accounts...................................................  22
2.3  Procedure for Committed Borrowing...............................  24
2.4  Conversion and Continuation Elections for Committed Borrowings..  25
2.5  Utilization of Revolving Commitments in Offshore Currencies.....  27
2.6  Bid Borrowings..................................................  27
2.7  Procedure for Bid Borrowings....................................  30
2.8  Reduction of Commitments........................................  32
2.9  Prepayments.....................................................  32
2.10  Currency Exchange Fluctuations.................................  33
2.11  Repayment......................................................  33
2.12  Interest.......................................................  34
2.13  Fees...........................................................  35
2.14  Computation of Fees and Interest...............................  35
2.15  Payments by a Borrower.........................................  36
2.16  Payments by the Banks to the Administrative Agent..............  37
2.17  Sharing of Payments, Etc.......................................  37

                                  ARTICLE III

                             LOAN NOTE GUARANTIES

3.1  Risk Participations, Drawings and Reimbursements................  39
3.2  Repayment of Participations.....................................  40

                                     (ii)

3.3  Role of the Loan Note Guarantor............................. 40
3.4  Obligations Absolute........................................ 41
3.5  Cash Collateral Pledge...................................... 42
3.6  Third Party Beneficiary..................................... 42

                                  ARTICLE IV

                    TAXES, YIELD PROTECTION AND ILLEGALITY

4.1  Taxes....................................................... 43
4.2  Illegality.................................................. 44
4.3  Increased Costs and Reduction of Return..................... 44
4.4  Funding Losses.............................................. 45
4.5  Inability to Determine Rates................................ 45
4.6  Certificates of Banks....................................... 46
4.7  Substitution of Banks....................................... 46
4.8  Survival.................................................... 46

                                   ARTICLE V

                              CONDITIONS PRECEDENT

5.1  Conditions of Initial Loans................................. 47
5.2  Conditions to All Borrowings................................ 48

                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

6.1  Organization, etc........................................... 48
6.2  Authorization; No Conflict.................................. 48
6.3  Validity and Binding Nature................................. 49
6.4  Financial Statements........................................ 51
6.5  No Material Adverse Effect.................................. 51
6.6  Litigation and Contingent Liabilities....................... 51
6.7  Liens....................................................... 51
6.8  Subsidiaries................................................ 51
6.9  Pension and Welfare Plans................................... 52
6.10  Regulated Industry......................................... 52
6.11  Regulations U and X........................................ 52
6.12  Taxes...................................................... 52
6.13  Environmental and Safety Matters........................... 53

                                     (iii)

6.14  Compliance with Law......................................... 53
6.15  Information................................................. 53
6.16  Ownership of Shares......................................... 53
6.17  Ownership of Properties..................................... 53
6.18  Patents, Trademarks, etc.................................... 53
6.19  Insurance................................................... 53
6.20  Solvency.................................................... 54
6.21  Year 2000 Issues............................................ 54

                                   ARTICLE I

                                   COVENANTS

7.1  Reports, Certificates and Other Information.................. 56
7.2  Books, Records and Inspections............................... 56
7.3  Insurance.................................................... 56
7.4  Compliance with Law; Payment of Taxes and Liabilities........ 56
7.5  Maintenance of Existence, etc................................ 56
7.6  Financial Ratios and Restrictions............................ 57
7.7  Mergers, Consolidations and Purchases........................ 57
7.8  Commercial Paper Lines....................................... 58
7.9  Liens........................................................ 58
7.10  Use of Proceeds............................................. 59
7.11  Maintenance of Property..................................... 59
7.12  Employee Benefit Plans...................................... 59
7.13  Business Activities......................................... 59
7.14  Environmental Matters....................................... 60
7.15  Unconditional Purchase Obligations.......................... 60
7.16  Inconsistent Agreements..................................... 60
7.17  Transactions with Affiliates................................ 60
7.18  The Company's and Subsidiaries' Stock....................... 60
7.19  Negative Pledges; Subsidiary Payments....................... 60
7.20  Limitation on Subsidiary Debt............................... 61
7.21  Sales of Assets............................................. 61
7.22  EBITDA...................................................... 61

                                 ARTICLE VIII

                      EVENTS OF DEFAULT AND THEIR EFFECT

8.1  Events of Default............................................ 63
8.2  Effect of Event of Default................................... 63

                                     (iv)

                                  ARTICLE IX

                           THE ADMINISTRATIVE AGENT

9.1  Appointment and Authorization; Administrative Agent......... 64
9.2  Delegation of Duties........................................ 64
9.3  Liability of Administrative Agent........................... 64
9.4  Reliance by Administrative Agent............................ 65
9.5  Notice of Default........................................... 65
9.6  Credit Decision............................................. 66
9.7  Indemnification of Administrative Agent..................... 66
9.8  BofA in Individual Capacity................................. 66
9.9  Successor Administrative Agent.............................. 67
9.10  Withholding Tax............................................ 68
9.11  Documentation and Syndication Agent........................ 68

                                   ARTICLE X

                                   GUARANTEE

10.1  Guarantee from the Company................................. 69
10.2  Expenses................................................... 69
10.3  Waivers.................................................... 69
10.4  No Impairment.............................................. 69
10.5  Waiver of Resort........................................... 70
10.6  Reinstatement.............................................. 70
10.7  Payment.................................................... 70
10.8  Subrogation, Waivers, etc.................................. 70
10.9  Delay, etc................................................. 71

                                  ARTICLE XI

                                 MISCELLANEOUS

11.1  Amendments and Waivers..................................... 72
11.2  Notices.................................................... 72
11.3  No Waiver; Cumulative Remedies............................. 72
11.4  Costs and Expenses......................................... 73
11.5  Borrower Indemnification................................... 73
11.6  Payments Set Aside......................................... 74
11.7  Successors and Assigns..................................... 74

                                      (v)

11.8  Assignments, Participations, etc...................  75
11.9  Confidentiality....................................  76
11.10  Set-off...........................................  76
11.11  Notification of Addresses, Lending Offices, Etc...  76
11.12  Counterparts......................................  76
11.13  Severability......................................  76
11.14  No Third Parties Benefited........................  77
11.15  Governing Law and Jurisdiction....................  77
11.16  Waiver of Jury Trial..............................  78
11.17  Judgment..........................................  78
11.18  Entire Agreement..................................  78

                                     (vi)

                            SCHEDULES and EXHIBITS


Schedule 1.1    Disclosure Schedule

     Item 6.6   Litigation
     Item 6.8   Subsidiaries
     Item 6.13  Environmental Matters
     Item 6.18  Patents, Trademarks
     Item 6.19  Insurance
     Item 7.9   Liens

Schedule 1.2    Pricing Grid
Schedule 2.1    Commitments
Schedule 10.2   Lending Offices, Addresses for Notices

Exhibit A       Form of Notice of Borrowing
Exhibit B       Form of Notice of Conversion/Continuation
Exhibit C       Form of Compliance Certificate
Exhibit D-1     Form of Legal Opinions of Borrowers' U.S. Counsel
Exhibit D-2     Form of Legal Opinion of Netherlands Counsel
Exhibit E       Form of Assignment and Acceptance
Exhibit F-1     Form of Bid Note
Exhibit F-2     Form of Committed Note
Exhibit G       Form of Legal Opinion of Administrative
                 Agent's Counsel
Exhibit H       Form of Invitation for Competitive Bids
Exhibit I       Form of Competitive Bid Request
Exhibit J       Form of Competitive Bid

                                     (vii)

                        MULTICURRENCY CREDIT AGREEMENT
                        ------------------------------

     THIS MULTICURRENCY CREDIT AGREEMENT (this "Agreement") dated as of October
                                                ---------
[14], 1998 is among APPLIED POWER INC., a Wisconsin corporation (the "Company"),
                                                                      -------
ENERPAC B.V., a Netherlands corporation ("Enerpac" or the "Subsidiary
                                          -------
Borrower"), the financial institutions listed on the signature pages hereof (together with their respective successors and assigns, collectively the "Banks"
                                                                          -----
and individually each a "Bank"), THE FIRST NATIONAL BANK OF CHICAGO, as
                         ----
Syndication Agent, SOCIETE GENERALE, as Documentation Agent, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent for the Banks.

     WHEREAS, the Company, Enerpac, certain financial institutions, The First National Bank of Chicago, as syndication agent, Societe Generale, as documentation agent and BofA, as administrative agent, are parties to a Multicurrency Credit Agreement dated as of June 18, 1998 (the "Existing Credit Agreement");

     WHEREAS, the Company has offered to cause its Subsidiary, APW Enclosure Systems Limited to purchase the capital stock of Rubicon Group plc pursuant to a recommended cash offer;

     WHEREAS, the Company and the Subsidiary Borrower wish to enter into this Credit Agreement for the purpose of financing the acquisition of shares of stock of Rubicon Group plc, repaying the indebtedness under the Existing Credit Agreement (including refinancing risk participations in certain existing bank guarantees) and the Bridge Credit Agreement, hereinafter defined, and to provide for working capital, capital expenditures and other general corporate purposes;

     NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                    CERTAIN DEFINITIONS AND INTERPRETATION
                    --------------------------------------


     I.1  Defined Terms. When used herein the following terms have the following
          -------------
meanings (such meanings to be applicable to both the singular and plural forms of the terms defined):

               "Absolute Rate" has the meaning specified in Section 2.7(c).
                -------------

               "Absolute Rate Bid Loan" means a Bid Loan that bears interest at
                ----------------------
     a rate determined with reference to the Absolute Rate.

               "Acquisition" means any transaction or series of related
                -----------
     transactions for the purpose of or resulting directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

               "Administrative Agent" means BofA in its capacity as
                --------------------
     administrative agent for the Banks hereunder, and any successor administrative agent arising under Section 9.9.

               "Administrative Agent's Payment Office" means (a) in respect of
                -------------------------------------
     payments in Dollars, the address for payments set forth on Schedule 11.2 or such other address as the Administrative Agent may from time to time specify in accordance with Section 11.2, and, (b) in the case of payments in any Offshore Currency, such address as the Administrative Agent may from time to time specify in accordance with Section 11.2.

               "Administrative Agent-Related Persons" means BofA in its capacity
                ------------------------------------
     as Administrative Agent and any successor agent arising under Section 9.9, together with their respective Affiliates (including, in the case of BofA, the Lead Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

               "Affiliate" means, with respect to any Person, any other Person
                ---------
     which, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, "control" (together with the correlative meanings of "controlled by" and "under common control with") means possession, directly or indirectly, of the power (a) to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the directors or managing general partners (or their equivalent) of such Person or (b) to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

               "Agreed Alternative Currency" has the meaning specified in
                ---------------------------
     Section 2.5(e).

               "Agreement" means this Multicurrency Credit Agreement.
                ---------

               "Applicable Currency" means, as to any particular payment or
                -------------------
     Loan, Dollars or the Offshore Currency in which it is denominated or is payable.

               "Applicable Margin" means, with respect to Offshore Rate Loans,
                -----------------
     the rate set forth opposite "Offshore Margin" on the Pricing Grid for the applicable Pricing Level. The Applicable Margin as of the Closing Date shall be 1.125%.

               "Applicable Non-Use Fee Rate" means the rate per annum set forth
                ---------------------------
     opposite "Non-Use Fee" on the Pricing Grid for the applicable Pricing Level. The Applicable Non-Use Fee Rate as of the Closing Date shall be 0.325%.

               "Applicable Utilization Fee" means on a day the following rate
                --------------------------
     per annum based on the following percentage of usage of Commitments:

               Rate           Usage
               ----           -----
               0%             Less than 33%
               0.05%          Greater than or equal to 33% but less     than
66%
               0.125%         Greater than or equal to 66%.

               "Assignee" has the meaning specified in Section 11.8.
                --------

               "Assignment and Acceptance Agreement" has the meaning specified
                -----------------------------------
     in Section 11.8.

               "Attorney Costs" means and includes all reasonable fees and
                --------------
     disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.

               "Authorized Officer" means, relative to each Borrower, those of
                ------------------
     its officers whose signatures and incumbency shall have been certified to the Banks pursuant to Section 5.1(d).

               "Banking Day" means any day other than a Saturday, Sunday or
                -----------
     other day on which commercial banks in New York City, Chicago or San Francisco are authorized or required by law to close and (a) with respect to disbursements and payments in Dollars, a day on which dealings are carried on in the applicable offshore Dollar interbank market, and (b) with respect to any disbursements and payments in and calculations pertaining to any Offshore Currency Loan, a day on which commercial banks are open for foreign exchange business in London, England, and on which dealings in the relevant Offshore Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursement of or payment in such Offshore Currency will be made or received hereunder (and, if such Offshore Currency is Euros, a day on which commercial banks are open in such financial center as is determined by the Administrative Agent to be suitable for clearing or settlement of Euros).

               "Base Rate" means, for any day, the higher of: (a) 0.50% per
                ---------
     annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

               "Base Rate Loan" means a Committed Loan that bears interest based
                --------------
     on the Base Rate.

               "Bid Borrowing" means a Borrowing hereunder consisting of one or
                -------------
     more Bid Loans made to the Company on the same day by one or more Banks.

               "Bid Loan" means a Loan by a Bank to the Company under Section
                --------
     2.6.

               "Bid Loan Bank" means, in respect of any Bid Loan, the Bank
                -------------
     making such Bid Loan to the Company.

               "Bid Note" means, a promissory note of the Company, substantially
                --------
     in the form of Exhibit F-1, duly completed, evidencing Bid Loans made to the Company, as such Note may be replaced, amended or otherwise modified from time to time.

               "BofA" means Bank of America National Trust and Savings
                ----
     Association, a national banking association.

               "Borrower" means the Company or Enerpac, as applicable.
                --------

               "Borrowing" means a borrowing hereunder consisting of Loans of
                ---------
     the same Type made to a Borrower on the same day by the Banks or a Bank (in the case of Bid Borrowings) under Article II, and may be a Committed Borrowing or a Bid Borrowing and, other than in the case of Base Rate Loans, having the same Interest Period.

               "Borrowing Date" means any date on which a Borrowing occurs under
                --------------
     Section 2.3.

               "Bridge Credit Agreement" means the Multicurrency Credit
                -----------------------
     Agreement dated as of September 4, 1998 among the Company, certain financial institutions and BofA as agent.

               "Business Day" means any day other than a Saturday, Sunday or
                ------------
     other day on which commercial banks in New York City, Chicago or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means a Banking Day.

               "Capital Adequacy Regulation" means any guideline, request or
                ---------------------------
     directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

               "Capital Lease" means, with respect to any Person, any lease of
                -------------
     (or other agreement conveying the right to use) any real or personal property which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

               "Cash Collateralize" means to pledge and deposit with or deliver
                ------------------
     to the Administrative Agent, for the benefit of the Administrative Agent, the Loan Note Guarantor and the Banks, as collateral for the Loan Note Guaranty Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Loan Note Guarantor. Derivatives of such term shall have corresponding meanings. The Company hereby grants the Administrative Agent, for the benefit of the Administrative Agent, the Loan Note Guarantor and the Banks, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked, interest bearing deposit accounts at BofA.

               "CERCLA" means the Comprehensive Environmental Response,
                ------
     Compensation and Liability Act of 1980, as amended.

               "Closing Date" means the date on which all conditions precedent
                ------------
     set forth in Section 5.1 are satisfied or waived by all Banks (or, in the case of Section 5.1(i), waived by any Person entitled to receive such payment).

               "Code" means the Internal Revenue Code of 1986.
                ----

               "Commitment", as to each Bank, has the meaning specified in
                ----------
     Section 2.1.

               "Committed Borrowing" means a Borrowing hereunder consisting of
                -------------------
     Committed Loans made on the same day by the Banks ratably according to their respective Pro Rata Shares and, in the case of Offshore Rate Loans, having the same Interest Periods.

               "Committed Loan" means a Loan by a Bank to a Borrower under
                --------------

     Section 2.1, and may be an Offshore Rate Loan or a Base Rate Loan (each, a "Type" of Committed Loan).
      ----

               "Committed Note" means a promissory note of a Borrower
                --------------
     substantially in the form of Exhibit F-2, duly completed, evidencing Committed Loans to such Borrower, as such Note may be replaced, amended or otherwise modified from time to time.

               "Company" has the same meaning specified in the Preamble.
                -------                                        --------
               "Competitive Bid Request" has the meaning specified in Section
                -----------------------
           2.7(a).

               "Compliance Certificate" means a certificate substantially in the
                ----------------------
     form of Exhibit C.
             ---------

               "Computation Period" means any period of four consecutive Fiscal
                ------------------
     Quarters ending on the last day of a Fiscal Quarter.

               "Consolidated Interest Expense" means, for any period, the
                -----------------------------
     consolidated interest expense of the Company and its Subsidiaries for such period, as determined in accordance with GAAP and in any event including, without duplication, all commissions, discounts and other fees and charges owed with respect to letters of credit and banker's acceptances, net costs under interest rate protection agreements, the portion of any Capital Leases allocable to consolidated interest expense and losses and discounts attributable to the sale of receivables and related assets.

               "Consolidated Net Income" means, for any period, all amounts
                -----------------------
     which, in conformity with GAAP, would be included under net income on a consolidated income statement of the Company and its Subsidiaries for such period, exclusive of affiliate equity earnings, inclusive of affiliate cash dividends (to the extent of affiliate equity earnings) and exclusive of extraordinary and nonrecurring gains. For the fiscal quarter ending August 31, 1998, Consolidated Net Income will not be reduced by fees, expenses and write downs related to the Zero Acquisition or the Vero Acquisition or other one-time costs up to a maximum of $60,000,000, as set forth in Item
     1.1 of the Disclosure Schedule.

               "Contractual Obligation" means, relative to the Company or any
                ----------------------
     Subsidiary, any provision of any security issued by the Company or such Subsidiary or of any Instrument or undertaking to which the Company or such Subsidiary is a party or by which it or any of its property is bound.

               "Controlled Group" means all members of a controlled group of
                ----------------
     corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414(b) or

     414(c) of the Code or Section 4001 of ERISA.

               "Conversion/Continuation Date" means any date on which, under
                ----------------------------
     Section 2.4, a Borrower (a) converts Committed Loans of one Type to another Type, or (b) continues as Committed Loans of the same Type, but with a new Interest Period, Committed Loans having Interest Periods expiring on such date.

               "Debt" of any Person means, without duplication, (a) all
                ----
     indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments (including, without limitation, in the case of Applied Power Limited and APW Enclosure Systems Limited, the Loan Notes), (b) all obligations of such Person as lessee under Capital Leases which have been recorded as liabilities on a balance sheet of such Person, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than current accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such indebtedness, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such indebtedness or the fair market value of all property of such Person securing such indebtedness), (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person, (f) all obligations of such Person in respect of Swap Contracts, (g) all Suretyship Liabilities of such Person, (h) all Debt (as defined above) of any partnership in which such Person is a general partner and (i) the outstanding principal amount then owed to investors in connection with the sale of the Company's accounts receivable. The amount of the Debt of any Person in respect of Swap Contracts shall be deemed to be the unrealized net loss position of such Person thereunder (determined for each counterparty individually, but netted for all Swap Contracts maintained with such counterparty).

               "Debt to EBITDA Ratio" means as at the end of any Fiscal Quarter,
                --------------------
     the ratio of (a) Funded Debt as at such date to (b) EBITDA for the four Fiscal Quarter period then ending.

               "Default" means any event which if it continues uncured will,
                -------
     with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

               "Determination Date" has the meaning specified in Section 2.5(a).
                ------------------

               "Deutsche Mark" means lawful money of the Federal Republic of
                -------------
     Germany.

               "Disclosure Schedule" means the Disclosure Schedule attached
                -------------------
     hereto as

     Schedule 1.1.

               "Dollar Equivalent" means, at any time, (a) as to any amount
                -----------------
     denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in an Offshore Currency, the equivalent amount in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency on the most recent Determination Date provided for in Section 2.5(a).

               "Dollar(s)" and the sign "$" mean lawful money of the United
                ---------                -
     States of America.

               "Domestic Subsidiary" means a Subsidiary that is created or
                -------------------
     organized in or under the law of the United States, any State thereof or the Commonwealth of Puerto Rico.

               "EBITDA" means, for any Computation Period (or for the purpose of
                ------
     Section 7.22 for any Fiscal Quarter) the sum of (a) Consolidated Net Income
     ------------
     for such period, plus (b) the aggregate amount deducted with respect to
                      ----
     federal, state, local and foreign income taxes in determining such Consolidated Net Income, plus (c) Consolidated Interest Expense for such
                              ----
     period; plus (d) depreciation and amortization; provided, however, that if
             ----
     the Company or any of its Subsidiaries shall have made an Acquisition during a Computation Period, EBITDA shall be calculated as if the Acquisition had been made on the first day of such Computation Period.

               "Eligible Assignee" means (a) a commercial bank organized under
                -----------------
     the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $250,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $250,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

               "Enerpac" has the meaning specified in the preamble.
                -------

               "Environmental Laws" means all applicable federal, state or local
                ------------------
     statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

               "ERISA" means the Employee Retirement Income Security Act of
                -----
     1974, as
     amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

               "Eurodollar Reserve Percentage" has the meaning specified in the
                -----------------------------
     definition of "Offshore Rate".

               "Euro" means the single currency of participating member states
                ----
     of the European Union.

               "Event of Default" means any of the events described in Section
                ----------------
     8.1.

               "Existing Credit Agreement" has the meaning specified in the
                -------------------------
     recitals.
               "Federal Funds Rate" means, for any day, the rate set forth in
                ------------------
     the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

               "Fee Letter" has the meaning specified in Section 2.13(a).
                ----------

               "Fiscal Quarter" means any fiscal quarter of a Fiscal Year.
                --------------

               "Fiscal Year" means the fiscal year of the Company and its
                -----------
     Subsidiaries, which period shall be the 12-month period ending on August 31 of each year.

               "Fixed Charge Coverage Ratio" means, for any Computation Period,
                ---------------------------
     the ratio of

               (a)            the sum of

                    (i)  Consolidated Net Income for such period,

          plus
          ----

                    (ii) the aggregate amount deducted in respect of federal,
                         state, local and foreign income taxes in determining such Consolidated Net Income, plus
          ----

                    (iii)  Consolidated Interest Expense for such period,

          plus
          ----

                    (iv) the aggregate amount deducted in respect of leases that were not Capital Leases in determining such Consolidated Net Income,

     to
     --

               (b)  the sum of

                    (i)    Consolidated Interest Expense for such period,
          plus
          ----

                    (ii) the aggregate amount deducted in respect of leases that were not Capital Leases in determining such Consolidated Net Income.

          "FRB" means the Board of Governors of the Federal Reserve System, and
           ---
     any Governmental Authority succeeding to any of its principal functions.

          "French Francs" means lawful money of the Republic of France.
           -------------

          "FX Trading Office" means the Foreign Exchange Trading Center #5193,
           -----------------
     San Francisco, California, of BofA, or such other of BofA's offices as BofA may designate from time to time.

          "Funded Debt" of any Person at any date of determination means the sum
           -----------
     of all Debt described in clauses (a), (b) and (i) of the definition of
                              -----------  ---     ---
     "Debt".
     -----

          "Further Taxes" means any and all present or future taxes, levies,
           -------------
     assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of Taxes or Other Taxes payable or paid pursuant to
     Section 4.1.

          "GAAP" means generally accepted accounting principles set forth from
           ----
     time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which except as provided in Section 1.3 are applicable to the circumstances as of the date of determination.

          "Governmental Authority" means any nation or government, any state or
           ----------------------
     other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Guilders" means lawful money of the Netherlands.
           --------

          "Hazardous Material" means
           ------------------

               (a) any "hazardous substance", as defined by CERCLA;

               (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act;

               (c) any crude oil, petroleum product or fraction thereof (excluding gasoline and oil in motor vehicles, small amounts of cleaners and similar items used in the ordinary course of business); or

               (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any Environmental Law.

          "Impermissible Change in Control" means at any time,
           -------------------------------

               (a) the failure of the Company to own, directly or indirectly, free and clear of all Liens or other encumbrances, 99% of the issued and outstanding shares of capital stock of the Subsidiary Borrower; or

               (b) any Person or group of Persons acting in concert which are unacceptable to the Required Banks have obtained control of more than 50% of the issued and outstanding shares of capital stock of the Company having the power to elect a majority of directors of the Company.

          "Indemnified Liabilities" has the meaning specified in Section 11.5.
           -----------------------

          "Indemnified Person" has the meaning specified in Section 11.5.
           ------------------

          "Instrument" means any contract, agreement, letter of credit,
           ----------
     indenture, mortgage, document or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, or any Lien (or right or interest therein) is granted or perfected.

          "Interest Payment Date" means, as to any Loan other than a Base Rate
           ---------------------
     Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each February, May, August and November, provided, however, that (a) if any Interest Period for an
                   --------  -------
     Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date, and (b) as to any Bid Loan, such intervening dates prior to the maturity thereof as may be specified by the Company and agreed to by the applicable Bid Loan Bank in the applicable Competitive Bid shall also be Interest Payment Dates.

          "Interest Period" means, (a) as to any Offshore Rate Loan, the period
           ---------------
     commencing on the Borrowing Date of such Loan, or (in the case of any Offshore Rate Loan in Dollars) on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or, if available for the requested Applicable Currency, six months thereafter as selected by the Borrower in its Notice of Borrowing, Notice of Conversion/Continuation or Competitive Bid Request, as the case may be and (b) as to any Absolute Rate Bid Loan, a period of not less than 7 days and not more than 183 days as selected by the Company in the applicable Competitive Bid Request;

     provided that:
     --------

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

               (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

               (iii) no Interest Period for any Loan shall extend beyond the Termination Date; and

               (iv) no Interest Period shall extend beyond a scheduled commitment reduction date, if the outstanding Loans with Interest Periods extending beyond such scheduled commitment reduction date and Loan Note Guaranty Obligations would exceed the aggregate Commitments, after giving effect to such reduction.

          "Investment" means, with respect to any Person:
           ----------

               (a) any loan or advance made by such Person to any other Person; and

               (b) any capital contribution made by such Person to, or ownership or similar interest held by such Person in, any other Person.

          The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

          "Invitation for Competitive Bids" means a solicitation for Competitive
           -------------------------------
     Bids, substantially in the form of Exhibit H.

          "Italian Lire" means the lawful currency of the Republic of Italy.
           ------------

          "Lead Arranger" means NationsBanc Montgomery Securities LLC.
           -------------

          "Lending Office" means, as to any Bank, the office or offices of such
           --------------
     Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 10.2, or such other office or offices as such Bank may from time to time notify the Company and the Administrative Agent.

          "Lien" means, when used with respect to any Person, any interest of
           ----
     any other Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

          "Loan" means an extension of credit by a Bank to the Company or the
           ----
     Subsidiary Borrower under Article II or Article III, and may be a Committed Loan or (for the Company only) a Bid Loan or a Loan Note Advance. A Loan may be a Base Rate Loan or an Offshore Rate Loan (each a "Type" of Loan).

          "Loan Documents" means this Agreement, any Notes, the Fee Letter, the
           --------------
     Loan

     Note Guaranties and all other documents delivered to the Administrative Agent or any Bank in connection herewith.

          "Loan Note Advance" means an advance pursuant to Section 3.1.
           -----------------                               -----------

          "Loan Note Guaranties" means (i) a payment guaranty of the Loan Note
           --------------------
     Guarantor of the Loan Notes pursuant to the Deed constituting Floating Rate Unsecured Loan Notes due 2003 with respect to the Vero Acquisition and (ii) a payment guaranty of the Loan Note Guarantor of the Loan Notes pursuant to the Deed constituting Floating Rate Unsecured Loan Notes due 2003 with respect to the Rubicon Acquisition.

          "Loan Note Guarantor" means Bank of America National Trust and Savings
           -------------------
     Association, London branch.

          "Loan Note Guaranty Obligations" means at any time the sum of (a) the
           ------------------------------
     aggregate undrawn amount of the Loan Note Guaranties (using an assumed interest rate of the higher of (i) 6% per annum or (ii) the actual rate) plus (b) the amount of all unreimbursed drawings under the Loan Note Guaranties, including all Loan Note Advances.

          "Loan Notes" means (i) notes issued by Applied Power Limited to
           ----------
     individual Vero shareholders pursuant to the Deed constituting Floating Rate Unsecured Loan Notes due 2003, as payment for shares tendered and (ii) notes issued by APW Enclosure Systems Limited to individual Rubicon shareholders pursuant to the Deed constituting Floating Rate Unsecured Loan Notes due 2003, as payment for shares tendered.

          "Margin Stock" means any "margin stock" as defined in Regulation U of
           ------------
     the Board of Governors of the Federal Reserve System.

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
     financial condition, operations, business, assets or prospects of the Company and its Subsidiaries taken as a whole or (b) the ability of the Company or the Subsidiary Borrower to timely and fully perform any of its payment or other material obligations under this Agreement or any Note.

          "Minimum Tranche" means, in respect of Committed Loans comprising part
           ---------------
     of the same Borrowing, or to be converted or continued under Section 2.4,
     (a) in the case of Base Rate Loans, $10,000,000 or any multiple of $1,000,000 in excess thereof, and (b) in the case of Offshore Rate Loans, the Dollar Equivalent amount of $10,000,000 or any multiple of 1,000,000 units of the Applicable Currency in excess thereof.

          "Notes" means, collectively, the Bid Notes and the Committed Notes;
           -----
     and Note means any individual Bid Note or Committed Note.
         ----

          "Notice of Borrowing" means a notice in substantially the form of
           -------------------
     Exhibit A.

          "Notice of Conversion/Continuation" means a notice in substantially
           ---------------------------------
     the form of Exhibit B.

          "Obligations" means all advances, debts, liabilities, obligations,
           -----------
     covenants and duties arising under any Loan Document, owing by the Company or the Subsidiary Borrower to any Bank, the Administrative Agent, or any Indemnified Person or by Applied Power Limited or the Company with respect to the Loan Note Guaranty Obligations, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

          "Offshore Currency" means Guilders, Sterling, Deutsche Marks, Yen,
           -----------------
     French Francs, Italian Lire, Swiss Francs and Euros.

          "Offshore Currency Loan" means any Offshore Rate Loan denominated in
           ----------------------
     an Offshore Currency.

          "Offshore Rate" means, for any Interest Period, with respect to
           -------------
     Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Administrative Agent as follows:

     Offshore Rate =              LIBOR
                     ------------------------------------
              1.00 - Eurodollar Reserve Percentage

     Where,

          "Eurodollar Reserve Percentage" means for any day for any Interest
           -----------------------------
          Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

          "LIBOR" means the rate of interest per annum determined by the
           -----
          Administrative Agent to be the arithmetic mean (rounded upward to the next 1/16th of 1%) of the rates of interest per annum notified to the Administrative Agent by BofA as the rate of interest at which deposits in Dollars or other Applicable Currencies in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan by BofA and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to (or in the case of an Offshore Currency Loan in Euros, on such other date as is customary in the relevant offshore interbank market) the commencement of such Interest Period.

          The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

          "Offshore Rate Loan" means a Committed Loan that bears interest based
           ------------------
     on the Offshore Rate, and may be an Offshore Currency Loan or a Loan denominated in Dollars.

          "Organic Document" means, relative to each of the Borrowers, its
           ----------------
     certificate of incorporation, its by-laws, any other constituent documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its capital stock.

          "Other Taxes" means any present or future stamp, court or documentary
           -----------
     taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

          "Overnight Rate" means, for any day, the rate of interest per annum at
           --------------
     which overnight deposits in the Applicable Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by BofA's London Branch to major banks in the London or other applicable offshore interbank market.

          "Participant" has the meaning specified in Section 11.8(d).
           -----------

          "PBGC" means the Pension Benefit Guaranty Corporation and any entity
           ----
     succeeding to any or all of its functions under ERISA.

          "Pension Plan" means a "pension plan", as such term is defined in
           ------------
     section 3(2) of ERISA, which is subject to title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Company or any corporation, trade or business that is, along with the Company, a member of a Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

          "Permitted Receivables Securitization" means any receivables purchase
           ------------------------------------
     agreement entered into by the Company (as such agreement may be amended, modified, or refinanced).

          "Person" means any natural person, corporation, partnership, trust,
           ------
     limited liability company, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity, whether acting in an individual, fiduciary or other capacity.

          "Pricing Grid" means the Pricing Grid set forth on Schedule 1.2.
           ------------

          "Pricing Level" means the Pricing Level on the Pricing Grid which is
           -------------
     applicable from time to time in accordance with Section 2.12.

          "Pro Rata Share" means, as to any Bank at any time, the percentage
           --------------
     equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

          "Release" means a "release", as such term is defined in CERCLA.
           -------

          "Required Banks" means Banks having an aggregate Pro Rata Share of the
           --------------
     Commitments of 51% or more; provided that after the Commitments have been
                                 --------
     irrevocably terminated (through lapse of time, pursuant to Section 7.2 or otherwise), "Required Banks" shall mean one or more Banks having an
                  --------------
     aggregate of 51% or more of the sum of the principal amount of all outstanding Loans.

          "Requirement of Law" means, as to any Person, any law (statutory or
           ------------------
     common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

          "Resource Conservation and Recovery Act" means the Resource
           --------------------------------------
     Conservation and Recovery Act, 42 U.S.C. Section 690, et seq., as in effect
                                                           -- ---
     from time to time.

          "Rubicon" means Rubicon Group plc.
           -------

          "Rubicon Acquisition" means the acquisition by APW Enclosure Systems
           -------------------
     Limited, a wholly owned Subsidiary of the Company, of all or substantially all the capital stock of Rubicon.

          "Same Day Funds" means (a) with respect to disbursements and payments
           --------------
     in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Offshore Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Offshore Currency.

          "SEC" means the Securities and Exchange Commission.
           ---

          "Shareholders' Equity" means, at any date of determination, all
           --------------------
     amounts which would be included under shareholders' equity on a consolidated balance sheet of the Company and its Subsidiaries or the Subsidiary Borrower and its Subsidiaries, as the case may be.

          "Solvent" means, as to any Person at any time, that (a) the fair value
           -------
     of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of
     Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the Illinois Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

          "Spot Rate" for a currency means the rate quoted by BofA as the spot
           ---------
     rate for the purchase by BofA of such currency with another currency through its FX Trading Office at approximately 8:00 a.m. (San Francisco time) on the date two Banking Days prior to the date as of which the foreign exchange computation is made.

          "Sterling" means lawful money of the United Kingdom.
           --------

          "Subsidiary" means, with respect to any Person, any corporation of
           ----------
     which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company.

          "Subsidiary Borrower" has the meaning specified in the preamble.
           -------------------

          "Suretyship Liability" means any agreement, undertaking or other
           --------------------
     contractual arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability (including accounts payable) of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the indebtedness, obligation or other liability guaranteed thereby.

          "Swap Contract" means any agreement, whether or not in writing,
           -------------
     relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

          "Swiss Francs" means lawful money of Switzerland.
           ------------

          "Tangible Net Assets" means, as of any date, the consolidated total
           -------------------
     assets of the Company and its Subsidiaries minus all intangible assets of the Company and its Subsidiaries, as each would be shown on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP as of that date.

          "Taxes" means any and all present or future taxes, levies,
           -----
     assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Administrative Agent, as the case may be, is organized or maintains a lending office.

          "Termination Date" means the earlier to occur of (a) October 14, 2003,
           ----------------
     or (b) the date on which the Commitments terminate pursuant to Section 8.2 or are reduced to zero pursuant to Section 2.8.

          "Type" has the meaning specified in the definition of "Loan".
           ----

          "United States" or "U.S." means the United States of America, its 50
           -------------      ----
     States, the District of Columbia and the Commonwealth of Puerto Rico.

          "Vero" means Vero Group plc.
           ----

          "Vero Acquisition" means the acquisition by Applied Power Limited, a
           ----------------
     wholly owned subsidiary of the Company, of all or substantially all the capital stock of Vero.

          "Welfare Plan" means a "welfare plan", as such term is defined in
           ------------
     section 3(1) of ERISA.

          "Yen" means lawful money of Japan.
           ---

          "Zero" means Zero Corporation, a Delaware corporation.
           ----

          "Zero Acquisition" means the acquisition by the Company or a wholly
           ----------------
     owned Subsidiary of the Company of all or substantially all the capital stock of Zero.


     I.2  Other Interpretive Provisions. (a) The meanings of defined terms are
          -----------------------------
equally applicable to the singular and plural forms of the defined terms.

          (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                   (ii) The term "including" is not limiting and means "including without limitation."

                   (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

          (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

          (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

            (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Administrative Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

            (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Administrative Agent merely because of the Administrative Agent's or Banks' involvement in their preparation.

     I.3  Accounting Principles.  References to financial statements include
          ----------------------
notes thereto in accordance with GAAP; and accounting terms used but not defined herein shall be construed in accordance with GAAP, and whenever the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for purposes hereof, such determination or computation shall be made in accordance with GAAP; provided that such determinations and computations with
                      --------
respect to financial covenants and ratios hereunder shall be made in accordance with GAAP as in effect on the date hereof.

     I.4  Currency Equivalents Generally.  For all purposes of this Agreement
          ------------------------------
(but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in any Offshore Currency or other currency of an amount in Dollars, and the equivalent in Dollars of an amount in any Offshore Currency or other currency, shall be determined at the Spot Rate.

     I.5  Introduction of Euro.  For the avoidance of doubt, the parties hereto
          --------------------
affirm and agree that neither the fixation of the conversion rate of any Offshore Currency of a country that is a member of the European Union against the Euro as a single currency, in accordance with the Treaty Establishing the European Economic Community, as amended by the Treaty on the European Union (the Maastricht Treaty), nor the conversion of any Obligations under the Loan Documents from an Offshore Currency of a country that is a member of the European Union into Euros, shall require the early termination of this Agreement or the prepayment of any amount due under the Loan Documents or create any liability of one party to another party for any direct or consequential loss arising from any of such events. As of the date that any such Offshore Currency is no longer the lawful currency of its respective country, all payment obligations under the Loan Documents that would otherwise be in such Offshore Currency shall thereafter be satisfied in Euros.

     If more than one currency or currency unit are at the same time recognized by the laws of any country as the lawful currency of that country, then:

            (a) any reference in this Agreement to, and any Obligations arising under this Agreement or the Loan Documents in, the currency of that country shall be translated into, or paid into, the lawful currency or currency unit of that country designated by the Administrative Agent; and

            (b) any translation from one currency or currency unit to another shall be at the official rate of exchange legally recognized by the central bank of the country issuing such currency for the conversion of that currency or currency unit into the other, rounded up or down by the Administrative Agent acting in accordance with any applicable law on rounding or, if there is no such law, acting reasonably in accordance with its market practice.

     If a change in any currency of a country occurs, this Agreement will be amended to the extent the Administrative Agent (acting reasonably) specifies to be necessary to reflect the change in currency and to put the Banks in the same position, so far as possible, that they would have been in if no change in currency had occurred.


                                  ARTICLE II

                                  THE CREDITS
                                  -----------

     II.1 Amounts and Terms of Commitments.  Each Bank severally agrees, on
          --------------------------------
the terms and conditions set forth herein, to make loans in Dollars, Offshore Currencies and Agreed Alternative Currencies to the Borrowers (each such loan, a "Committed Loan") from time to time on any Business Day during the period
   --------------
from the Closing Date to the Termination Date, in an aggregate principal Dollar Equivalent amount not to exceed at any time outstanding the amount set forth opposite such Bank's name in Schedule 2.1 under the heading "Commitment" (such amount as the same may be reduced pursuant to Section 2.8 or as a result of one or more assignments pursuant to Section 11.8, the Bank's "Commitment");
                                                          ----------
provided, however, that, after giving effect to any Borrowing of Committed
--------  -------
Loans, the aggregate principal Dollar Equivalent amount of all outstanding Loans plus Loan Note Guaranty Obligations shall not exceed the combined Commitments; provided further, that in no event shall the aggregate principal Dollar Equivalent of all outstanding Committed Loans of the Subsidiary Borrower exceed the lesser of (x) $200,000,000 and (y) the combined Commitments. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.1, prepay pursuant to
Section 2.9 and reborrow pursuant to this Section 2.1.

     II.2 Loan Accounts.
          -------------

            (a) The Committed Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The Bid Loans made by each Bank shall be evidenced by a Bid Note from the Company payable to the order of such Bank. Each Bank shall record in its records, or at its option on the Schedule attached to its Bid Note all such Bid Loans and any repayment in whole or part thereof. The loan accounts or records or schedules, as the case may be, maintained by the Administrative Agent and each Bank shall be rebuttable presumptive evidence of the amount of the Loans made by the Banks to each Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Loans.

            (b) Upon the request of any Bank made through the Administrative Agent, the Committed Loans made by such Bank may be evidenced by one or more Notes. Each such Bank may also endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Committed Loan made by it and the amount of each payment of principal made by the applicable Borrower with respect thereto. Each such Bank is irrevocably authorized by the applicable Borrower to endorse its Note(s) and each Bank's record shall be rebuttable presumptive evidence; provided, however, that the failure of a Bank to make, or an error in
          --------  -------
making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the applicable Borrower hereunder or under any such Note to such Bank.

     II.3 Procedure for Committed Borrowing.
          ---------------------------------

            (a) Each Committed Borrowing shall be made upon a Borrower's irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent prior to 8:30 a.m. (San Francisco time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans denominated in Dollars; and (ii) four Business Days prior to the requested Borrowing Date, in the case of Offshore Currency Loans and (iii) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                    (A) the amount of the Committed Borrowing, which shall be in an aggregate amount not less than the Minimum Tranche;

                    (B) the requested Borrowing Date, which shall be a Business Day;

                    (C)  the Type of Loans comprising the Committed Borrowing;

                    (D) the duration of the Interest Period applicable to such Committed Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Committed Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month; and

                    (E) in the case of a Borrowing comprised of Offshore Currency Loans, the Applicable Currency;

provided, however, that with respect to the Borrowing to be made on the Closing
--------  -------
Date, the Notice of Borrowing for Offshore Rate Loans and an appropriate indemnification letter shall be delivered to the Administrative Agent not later than 8:30 a.m. (San Francisco time) four Business Days before the Closing Date.

          (b) The Dollar Equivalent amount of any Borrowing in an Offshore Currency will be determined by the Administrative Agent for such Borrowing on the Determination Date therefor in accordance with Section 2.5(a). Upon receipt of the Notice of Borrowing, the Administrative Agent will promptly notify each Bank thereof and of the amount of such Bank's Pro Rata Share of the Borrowing. In the case of a Borrowing comprised of Offshore Currency Loans, such notice will provide the approximate amount of each Bank's Pro Rata Share of the Borrowing, and the Administrative Agent will, upon the determination of Dollar Equivalent amount of the Borrowing as specified in the Notice of Borrowing, promptly notify each Bank of the exact amount of such Bank's Pro Rata Share of the Borrowing.

          (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Administrative Agent for the account of the Company or the Subsidiary Borrower, as the case may be, at the Administrative Agent's Payment Office on the Borrowing Date requested by the Borrower in Same Day Funds and in the requested currency (i) in the case of a Borrowing comprised of Loans in Dollars, by 11:00 a.m. (San Francisco time), (ii) in the case of a Borrowing comprised of Offshore Currency Loans, by such time as the Administrative Agent may determine to be necessary for such funds to be credited on such date in accordance with normal banking practices in the place of payment. The proceeds of all such Loans will then be made available to the applicable Borrower by the Administrative Agent by wire transfer in accordance with written instructions provided to the Administrative Agent by the applicable Borrower of like funds as received by the Administrative Agent; provided that the Administrative Agent shall disburse such funds as it has received from the Banks to the applicable Borrower (x) in the case of Loans denominated in Dollars, no later then 1:00 p.m. (San Francisco time) and (y) in the case of Offshore Currency Loans, no later than two hours after the funding deadline specified by the Administrative Agent under clause (ii) above.

          (d) After giving effect to any Committed Borrowing, there may not be more than ten different Interest Periods in effect in respect of all Committed Loans and Bid Loans together then outstanding.

     II.4 Conversion and Continuation Elections for Committed Borrowings.
          --------------------------------------------------------------

          (a) The Borrowers may, upon irrevocable written notice to the Administrative Agent in accordance with Section 2.4(b):

               (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Committed Loans denominated in Dollars, to convert any such Committed Loans (or any part thereof in an amount not less than the Minimum Tranche) into Committed Loans in Dollars of any other Type; or

               (ii) elect, as of the last day of the applicable Interest Period, to continue any Committed Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than the Minimum Tranche);

provided, that if at any time the aggregate amount of Offshore Rate Loans in
--------
respect of any Committed Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $10,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans in the Dollar Equivalent of such Offshore Rate Loans, and on and after such date the right of the Borrowers to continue such Committed Loans as, and convert such Committed Loans into, Offshore Rate Loans shall terminate.

          (b) The Borrowers shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent not later than 8:30 a.m. (San Francisco time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Committed Loans are to be converted into or continued as Offshore Rate Loans denominated in Dollars; (ii) four Business Days in advance of the Conversion/Continuation Date, if the Committed Loans are to be converted into or continued as Offshore Currency Loans; and (iii) on the Conversion/Continuation Date, if the Loans denominated in Dollars are to be converted into Base Rate Loans, specifying:

                    (A)  the proposed Conversion/Continuation Date;

                    (B) the aggregate amount of Committed Loans to be converted or continued;

                    (C) the Type of Committed Loans resulting from the proposed conversion or continuation;

                    (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period; and

                    (E)  if applicable, the Applicable Currency.

            (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans in Dollars, the Borrowers have failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, as the case may be, or if any Default or Event of Default then exists, the Borrowers shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans denominated in Dollars effective as of the expiration date of such Interest Period. If the Borrowers have failed to select a new Interest Period to be applicable to Offshore Currency Loans prior to the fourth Business Day in advance of the expiration date of the current Interest Period applicable thereto as provided in Section 2.4(b), or if any Default or Event of Default shall then exist, subject to the provisions of Section 2.5(d), the Borrowers shall be deemed to have elected to pay such Offshore Currency Loans and borrow Base Rate Loans denominated in Dollars.

            (d) The Administrative Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Administrative Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Committed Loans with respect to which the notice was given held by each Bank.

            (e) Unless the Required Banks otherwise agree, during the existence of a Default or Event of Default, the Borrowers may not elect to have a Committed Loan in Dollars converted into or continued as an Offshore Rate Loan or an Offshore Currency Loan.

            (f) After giving effect to any conversion or continuation of Committed Loans, there may not be more than ten different Interest Periods in effect in respect of all Committed Loans and Bid Loans together then outstanding.

     II.5 Utilization of Revolving Commitments in Offshore Currencies.
          -----------------------------------------------------------

            (a) The Administrative Agent will determine the Dollar Equivalent amount with respect to any (i) Borrowing comprised of Offshore Currency Loans as of the requested Borrowing Date and as of any requested continuation date, (ii) outstanding Offshore Currency Loans and Loan Note Guaranty Obligations as of the last Banking Day of each month, and, during the occurrence and continuation of an Event of Default, such other dates as may be requested by the Required Banks (but in no event more frequently than once a week) (each such date under clauses
(i) and (ii) a "Determination Date").
                ------------------

            (b) In the case of a proposed Borrowing comprised of Offshore Currency Loans, the Banks shall be under no obligation to make Offshore Currency Loans in the requested Offshore Currency as part of such Borrowing if the Administrative Agent has received notice from the Required Banks by 12:30 p.m. (San Francisco time) three Business Days prior to the day of such Borrowing that deposits in the relevant Offshore Currency (in the applicable amounts) are not being offered to such Banks in the interbank eurocurrency market for such Interest Period in which event the Administrative Agent will give notice to the applicable Borrower no later than 1:30 p.m. (San Francisco time) on the third Business Day prior to the requested date of such Borrowing that the Borrowing in the requested Offshore Currency is not then available, and notice thereof also will be given promptly by the Administrative Agent to the Banks. If the Administrative Agent shall have so notified the applicable Borrower that any such Borrowing in a requested Offshore Currency is not then available, the Notice of Borrowing relating to such requested Borrowing shall be deemed to be withdrawn, the Borrowing requested therein shall not occur and the Administrative Agent will promptly so notify each Bank.

            (c) In the case of a proposed continuation of Offshore Currency Loans for an additional Interest Period pursuant to Section 2.4, the Banks shall be under no obligation to continue such Offshore Currency Loans if the Administrative Agent has received notice from the Required Banks by 12:30 p.m.(San Francisco time) three Business Days prior to the day of such continuation that deposits in the relevant Offshore Currency (in the applicable amounts) are not being offered to such Banks in the interbank eurocurrency market for such Interest Period in which event the Administrative Agent will give notice to the applicable Borrower not later than 1:30 p.m. (San Francisco time) on the third Business Day prior to the requested date of such continuation that the continuation of such Offshore Currency Loans in the relevant Offshore Currency is not then available, and notice thereof also will be given promptly by the Administrative Agent to the Banks. If the Administrative Agent shall have so notified the applicable Borrower that any such continuation of Offshore Currency Loans is not then available, any Notice of Continuation with respect thereto shall be deemed withdrawn and such Offshore Currency Loans shall be repaid on the last day of the Interest Period with respect to any such Offshore Currency Loans.

            (d) Notwithstanding anything herein to the contrary, during the existence of a Default or an Event of Default, unless the Required Banks otherwise agree, all outstanding Offshore Currency Loans shall be redenominated and converted into their Dollar Equivalent of Base Rate Loans in Dollars on the last day of the Interest Period applicable to any such Offshore Currency Loans.

            (e) The Borrowers shall be entitled to request that Committed Loans hereunder also be permitted to be made in any other lawful currency constituting a eurocurrency (other than Dollars), in addition to the eurocurrencies specified in the definition of "Offshore Currency" herein, that in the opinion of the Administrative Agent and the Banks is at such time freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into Dollars (an "Agreed Alternative Currency"). The applicable
                              ---------------------------
Borrower shall deliver to the Administrative Agent any request for designation of an Agreed Alternative Currency in accordance with Section 10.2, to be received by the Administrative Agent not later than 10:00 a.m. (San Francisco time) at least ten Business Days in advance of the date of any

Borrowing hereunder proposed to be made in such Agreed Alternative Currency. Upon receipt of any such request the Administrative Agent will promptly notify the Banks thereof, and each Bank will respond to such request within two Business Days of receipt thereof. Each Bank may grant or decline such request in its sole discretion; provided that no such Loan shall be made unless all the
                     --------
Banks consent. The Administrative Agent will promptly notify the Borrowers of the acceptance or rejection of any such request and, if accepted, the time requirements for requesting Borrowings in such Agreed Alternative Currency.

     II.6 Bid Borrowings. In addition to Committed Borrowings pursuant to
          --------------
Section 2.3, each Bank severally agrees that the Company may, as set forth in
Section 2.7, from time to time request the Banks prior to the Termination Date to submit offers to make Bid Loans in Dollars to the Company; provided,
                                                              --------
however, that the Banks may, but shall have no obligation to, submit such offers
-------
and the Company may, but shall have no obligation to, accept any such offers and, if such offers are accepted by the Company, to make such Bid Loans; and provided, further, that at no time shall (a) the outstanding aggregate principal
--------  -------
amount of all Bid Loans made by all Banks, plus the outstanding aggregate principal amount of all Committed Loans made by all Banks, plus the outstanding Loan Note Guaranty Obligations exceed the combined Commitments; or (b) the number of Interest Periods for Bid Loans then outstanding plus the number of Interest Periods for Committed Loans then outstanding exceed ten. The Subsidiary Borrower shall not be entitled to request Bid Loans and the Company shall only be entitled to request Bid Loans in Dollars.

     II.7 Procedure for Bid Borrowings.
          ----------------------------

            (a) When the Company wishes to request the Banks to submit offers to make Bid Loans hereunder, it shall transmit to the Administrative Agent by telephone call followed promptly by facsimile transmission a notice in substantially the form of Exhibit I (a "Competitive Bid Request") so as to be
                          ---------     -----------------------
received no later than 8:00 a.m. (San Francisco time) one Business Day prior to the date of a proposed Bid Borrowing, specifying:

                    (i) the date of such Bid Borrowing, which shall be a Business Day;

                    (ii) the aggregate amount of such Bid Borrowing, which shall be a minimum amount of $5,000,000 or in multiples of $1,000,000 in excess thereof; and

                    (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of "Interest Period" herein.

Subject to Section 2.7(c), the Company may not request Competitive Bids for more than three Interest Periods in a single Competitive Bid Request and may not request Competitive Bids more than once in any period of five Business Days.

          (b) Upon receipt of a Competitive Bid Request, the Administrative Agent will promptly send to the Banks by facsimile transmission an Invitation for Competitive Bids, which shall constitute an invitation by the Company to each Bank to submit Competitive Bids offering to make the Bid Loans to which such Competitive Bid Request relates in accordance with this Section 2.7.

          (c) (i) Each Bank may at its discretion submit a Competitive Bid containing an offer or offers to make Bid Loans in response to any Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this Section 2.7(c) and must be submitted to the Administrative Agent by facsimile transmission at the Administrative Agent's office for notices set forth on the signature pages hereto not later than 6:30 a.m. (San Francisco time) on the proposed date of Borrowing; provided that Competitive Bids submitted by BofA (or any
                --------
     Affiliate of BofA) in the capacity of a Bank may be submitted, and may only be submitted, if BofA or such Affiliate notifies the Administrative Agent of the terms of the offer or offers contained therein not later than 6:15 a.m. (San Francisco time) on the proposed date of Borrowing.

               (ii) Each Competitive Bid shall be in substantially the form of Exhibit J, specifying therein:

                      (A)  the proposed date of Borrowing;

                      (B) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the quoting Bank, (y) must be $5,000,000 or in multiples of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested;

                      (C) the rate of interest per annum expressed in multiples of 1/1000th of one basis point (the "Absolute Rate") offered for each
                                               -------------
          such Bid Loan; and

                      (D)  the identity of the quoting Bank.

     A Competitive Bid may contain up to three separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Competitive Bids.

               (iii) Any Competitive Bid shall be disregarded if it:

                      (A) is not substantially in conformity with Exhibit H or does not specify all of the information required by Section 2.7(c)(ii);

                      (B)  contains qualifying, conditional or similar language;

                      (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bids; or

                      (D)  arrives after the time set forth in Section
          2.7(c)(i).

          (d) Promptly on receipt and not later than 7:00 a.m. (San Francisco time) on the proposed date of Borrowing of an Absolute Rate Bid Loan, the Administrative Agent will notify the Company of the terms (i) of any Competitive Bid submitted by a Bank that is in accordance with Section 2.7(c), and (ii) of any Competitive Bid that amends, modifies or is otherwise inconsistent with a previous Competitive Bid submitted by such Bank with respect to the same Competitive Bid Request. Any such subsequent Competitive Bid shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid and only if received within the times set forth in Section 2.7(c). The Administrative Agent's notice to the Company shall specify (1) the aggregate principal amount of Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Request; and (2) the respective principal amounts and Absolute Rates so offered. Subject only to the provisions of Sections 4.2, 4.5 and 5.2 hereof and the provisions of this
Section 2.7(d), any Competitive Bid shall be irrevocable except with the written consent of the Administrative Agent given on the written instructions of the Company.

          (e) Not later than 7:30 a.m. (San Francisco time) on the proposed date of Borrowing, the Company shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to Section 2.7(d). The Company shall be under no obligation to accept any offer and may choose to reject all offers. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that is accepted. The Company may accept any Competitive Bid in whole or in part; provided that:
--------

                    (i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;

                    (ii) the principal amount of each Bid Borrowing must be $5,000,000 or in any multiple of $1,000,000 in excess thereof;

                    (iii) acceptance of offers may only be made on the basis of ascending Absolute Rates within each Interest Period; and

                    (iv) the Company may not accept any offer that is described in

     Section 2.7(c)(iii) or that otherwise fails to comply with the requirements of this Agreement.

          (f) If offers are made by two or more Banks with the same Absolute Rates for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in such multiples, not less than $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determination by the Administrative Agent of the amounts of Bid Loans shall be conclusive in the absence of manifest error.

          (g)     (i)   The Administrative Agent will promptly notify each Bank
     having submitted a Competitive Bid if its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the Bid Borrowing.

                  (ii)  Each Bank, which has received notice pursuant to
     Section 2.7(g)(i) that its Competitive Bid has been accepted, shall make the amounts of such Bid Loans available to the Administrative Agent for the account of the Company at the Administrative Agent's Payment Office, by 11:00 a.m. (San Francisco time) on such date of Bid Borrowing, in funds immediately available to the Administrative Agent for the account of the Company at the Administrative Agent's Payment Office.

                  (iii) Promptly following each Bid Borrowing, the Administrative Agent shall notify each Bank of the ranges of bids submitted and the highest and lowest Bids accepted for each Interest Period requested by the Company and the aggregate amount borrowed pursuant to such Bid Borrowing.

          (h) If, on or prior to the proposed date of Borrowing, the Commitments have not been terminated and if, on such proposed date of Borrowing all applicable conditions to funding referenced in Sections 4.2, 4.5 and 5.2 hereof are satisfied, the Banks whose offers the Company has accepted will fund each Bid Loan so accepted. Nothing in this Section 2.7 shall be construed as a right of first offer in favor of the Banks or to otherwise limit the ability of the Company to request and accept credit facilities from any Person (including any of the Banks), provided that no Default or Event of Default would otherwise arise or exist as a result of the Company executing, delivering or performing under such credit facilities.

     II.8  Reduction of Commitments.  (a)  Voluntary Termination or Reduction of
           ------------------------        -------------------------------------
Commitments. The Company may, upon not less than five Business Days' prior
-----------
notice to the Administrative Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum Dollar Equivalent amount of $5,000,000 or any Dollar Equivalent multiple of $1,000,000 in excess thereof; unless, after giving effect
                                                     ------
thereto and to any prepayments of Loans made on the effective date thereof, the then-outstanding principal Dollar Equivalent amount of the Loans plus the Loan Note Guaranty Obligations would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share and shall decrease the scheduled reductions in Section 2.8(b) (i) proportionately if such reduction shall be in the amount
   --------------
of $50,000,000 or more or (ii) in inverse order of maturities if such reduction shall be less than $50,000,000.

          (b)  Scheduled Mandatory Reduction of Commitment.  The aggregate
               -------------------------------------------
Commitments shall be reduced quarterly on the last Business Day of each February, May, August and November, commencing November 30, 1999 in the following amounts on each of the following dates:

                                                     Amount
                                                    --------
                    Date                            Per Date
                    ----                            --------

               November 30, 1999                   $10,000,000
               February 29, 2000                   $10,000,000
               May 31, 2000                        $10,000,000
               August 31, 2000                     $10,000,000

               November 30, 2000                   $12,000,000
               February 28, 2001                   $12,000,000
               May 31, 2001                        $12,000,000
               August 31, 2001                     $12,000,000

               November 30, 2001                   $14,000,000
               February 28, 2002                   $14,000,000
               May 31, 2002                        $14,000,000
               August 31, 2002                     $14,000,000

               November 30, 2002                   $18,666,667
               February 28, 2003                   $18,666,666
               May 31, 2003                        $18,666,666

Upon any such reduction, any outstanding Loans in excess of the reduced Commitments (minus the Loan Note Guaranty Obligations) shall be repaid immediately. Any reduction of the Commitments shall be applied to each Bank's Commitment according to its Pro Rata Share. If the outstanding Loan Note Guaranties exceed the reduced Commitments, the Company shall

Cash Collateralize the excess.

          (c)  Issuance of Debt.  If at the time of the issuance of any Funded
               ----------------
Debt (other than the Obligations) (in excess of $20,000,000 over the amount of Funded Debt at the end of the prior Fiscal Year) after the date hereof the ratio of Funded Debt at such time to EBITDA as of the end of the last Fiscal Quarter shall be the following amounts, the Commitments shall be permanently reduced at such time by the amount of the following percentages of net proceeds of such
Debt:


                    Ratio                           Percentage
                    -----                           ----------

Greater than 3.0 to 1.0                                  100%

Less than or equal to 3.0 to 1.0 but greater              50%
than 2.5 to 1.0

Less than or equal to 2.5 to 1.0                           0%


Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share and shall decrease the scheduled reductions under clause (b) proportionately. Upon any such reduction, any outstanding Loans in excess of the reduced Commitments shall be repaid immediately.

     II.9  Prepayments.
           -----------

               (a) Subject to Section 3.4, the Borrowers may, at any time or from time to time, by giving the Administrative Agent irrevocable notice not later than (i) 8:30 a.m. (San Francisco time) on the date of the proposed prepayment, in the case of Base Rate Loans and (ii) 8:30 a.m. (San Francisco time) three Business Days prior to the proposed payment date, in the case of Offshore Rate Loans, ratably prepay Committed Loans in whole or in part, in amounts equal to the Minimum Tranche. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and the Applicable Currency. The Administrative Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to
Section 4.4.

               (b)  Bid Loans may not be voluntarily prepaid.

     II.10 Currency Exchange Fluctuations. If on any Determination Date the
           ------------------------------
Administrative

Agent shall have determined that the aggregate Dollar Equivalent principal amount of all Loans and Loan Note Guaranty Obligations then outstanding exceeds the combined Commitments of the Banks by more than $500,000, due to a change in applicable rates of exchange between Dollars and Offshore Currencies, then the
                                                                      ----
Administrative Agent shall give notice to the Borrowers that a prepayment is required under this Section, and the Borrowers agree thereupon to make prepayments of Loans (and if all Loans shall be fully paid, Cash Collateralize the Loan Note Guaranty Obligations) such that, after giving effect to such prepayment the aggregate Dollar Equivalent amount of all Loans and Loan Note Guaranty Obligations does not exceed the combined Commitments. Prepayments of Loans under this Section 2.10 shall be applied (and, to the extent necessary, made in the Applicable Currency) to repay first, Base Rate Loans and second, Offshore Rate Loans. Any prepayment of an Offshore Rate Loan shall be subject to the provisions of Section 4.4.

     II.11  Repayment.
            ---------

               (a) The Borrowers shall repay to the Banks on the Termination Date the aggregate principal amount of all Committed Loans outstanding on such date.

               (b) The Company shall repay each Bid Loan on the last day of the relevant Interest Period.

     II.12  Interest.
            --------

               (a) Each Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate plus the Applicable Margin or the Base Rate, as the case may be (and subject to the Borrower's right to convert to other Types of Loans under Section 2.4). Each Bid Loan shall bear interest on the outstanding principal amount thereof from the relevant Borrowing Date at a rate per annum equal to the Absolute Rate.

               (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Offshore Rate Loans under Section 2.8, 2.9 or 2.10 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Banks.

               (c) Any change in the Applicable Margin or Applicable Non-Use Fee Rate resulting from a change in the Pricing Level in accordance with the Pricing Grid shall be effective 60 days (or, in the case of the last Fiscal Quarter of any Fiscal Year, 90 days, respectively) after the end of each Fiscal Quarter based on the Debt to EBITDA Ratio as of the last day of such Fiscal Quarter; it being understood that if the Company fails to deliver the
         -------------------
financial statements or certificate required by Section 7.1(a), 7.1(b) or 7.1(c) by the 60th day (or, if applicable, the 90th day) after any Fiscal Quarter, commencing on such 60th or 90th day, as applicable, until the date such financial statements or certificate are delivered, the Pricing Level in effect shall be in Pricing Level VIII.

     (d) After maturity of any Loan (whether by acceleration or otherwise), such Loan shall bear interest on the unpaid principal amount thereof at a rate per annum equal to (i) for any Base Rate Loan the sum of two percent (2%) plus the Base Rate from time to time in effect; and (ii) for any Offshore Rate Loan, the sum of three percent (3%) plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, if such Loan is denominated in Dollars, at a rate per annum equal to the sum of two percent (2%) plus the Base Rate from time to time in effect or, if such Loan is denominated in another Applicable Currency, at a rate per annum equal to the sum of the Applicable Margin for Offshore Rate Loans plus three percent (3%) plus the rate of interest per annum as determined by the Administrative Agent (rounded upwards, if necessary to the nearest whole multiple of one-sixteenth of one percent (1/16%) at which overnight or weekend deposits of the Applicable Currency (or, if such amount due remains unpaid more than three Business Days, then for such other period of time not longer than one month as the Administrative Agent may elect in its absolute discretion) for delivery in immediately available and freely transferrable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the applicable period as determined above and in an amount comparable to the unpaid principal amount of any such Offshore Rate Loan or, if the Administrative Agent is not placing deposits in such Applicable Currency in the interbank market, then the Administrative Agent's cost of funds in such Applicable Currency for such period).

     II.13  Fees.
            ----

             (a)  Arrangement Agency Fees. The Company shall pay an
                  -----------------------
arrangement fee to the Lead Arranger for the Lead Arranger's own account, and shall pay an agency fee to the Administrative Agent for the Administrative Agent's own account, as required by the letter agreement ("Fee Letter") between
                                                           ----------
the Company, the Lead Arranger and the Administrative Agent dated September 21, 1998, as supplemented.

             (b)  Non-Use Fees. The Company shall pay to the Administrative
                  ------------
Agent for the account of each Bank a non-use fee on the daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each February, May, August and November commencing November 30, 1998 based upon the daily utilization for that quarter as calculated by the Administrative Agent, equal to the Applicable Non-Use Fee Rate. Such non-use fee shall accrue from the Closing Date to the Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each February, May, August and November commencing on November 30, 1998 through the Termination Date, with the final payment to be made on the Termination Date. For purposes of calculating the non-use fee, Loan

Note Guaranty Obligations shall be deemed usages of the Commitments but Bid Loans shall not be deemed usage of the Commitments. The non-use fees provided in this Section 2.13(b) shall accrue at all times after the above-mentioned
     ---------------
commencement date, including at any time during which one or more conditions in
Article V are not met.

               (c)  Utilization Fees.  The Company shall pay to the
                    ----------------
Administrative Agent for the account of each Bank a utilization fee on the daily used portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each February, May, August and November commencing November 30, 1998 based upon the daily utilization for that quarter as calculated by the Administrative Agent, equal to the Applicable Utilization Fee Rate. Such utilization fee shall accrue from the Closing Date to the Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each February, May, August and November commencing on November 30, 1998 through the Termination Date, with the final payment to be made on the Termination Date. For purposes of calculating the utilization fee, Bid Loans and Loan Note Guaranty Obligations (except to the extent such Loan Note Guaranty Obligations have been Cash Collateralized) shall be deemed usage of the Commitments by each Bank based on its Pro Rata Share. The utilization fees provided in this Section 2.13(c) shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article V are not met.

               (d)  Loan Note Guaranty Fees.  The Company shall pay to the
                    -----------------------
Administrative Agent for the account of each Bank a Loan Note Guaranty fee on the daily amount of such Bank's Pro Rata Share of the Loan Note Guaranty Obligations, computed on a quarterly basis in arrears on the last Business Day of each February, May, August and November commencing November 30, 1998 based upon the daily amount for that quarter as calculated by the Administrative Agent, equal to said Bank's Pro Rata Share of the Loan Note Guaranty Obligations times the Applicable Margin. Such Loan Note Guaranty fee shall accrue from the Closing Date to the Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each February, May, August and November commencing on November 30, 1998 through the Termination Date, with the final payment to be made on the Termination Date.

     II.14  Computation of Fees and Interest.
            --------------------------------

               (a) All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year); provided that if
                                                             --------
the Borrowers and the Administrative Agent mutually determine that a different convention or practice arises with respect to Euros in the London interbank market, computation of interest on Loans denominated in Euros shall be made based on such convention or practice. Interest and fees shall accrue during each period during which interest or fees are computed from the first day thereof to the last day thereof.

               (b) For purposes of determining utilization of each Bank's Commitment in order to calculate the non-use fee, the utilization fee and the Loan Note Guaranty fee due under Section 2.13, the amount of any outstanding Offshore Currency Loans and the Loan Note Guaranty Obligations on any date shall be determined based upon the Dollar Equivalent amount as of the most recent Determination Date with respect to such Offshore Currency Loans and the Loan Note Guaranty Obligations.

               (c) Each determination of an interest rate or a Dollar Equivalent amount by the Administrative Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

     II.15  Payments by a Borrower.
            ----------------------

               (a) All payments to be made by a Borrower shall be made without set-off, deduction, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by a Borrower shall be made to the Administrative Agent for the account of the Banks at the Administrative Agent's Payment Office, and, with respect to principal of, interest on, and any other amounts relating to, any Offshore Currency Loan, shall be made in the Offshore Currency in which such Loan is denominated or payable, and, with respect to all other amounts payable hereunder, shall be made in Dollars. Such payments shall be made in Same Day Funds, and (i) in the case of Offshore Currency payments, no later than such time on the dates specified herein as may be determined by the Administrative Agent to be necessary for such payment to be credited on such date in accordance with normal banking procedures in the place of payment, and (ii) in the case of any Dollar payments, no later than 11:00 a.m. (San Francisco time) on the date specified herein. The Administrative Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts, in like funds as received. Any payment which is received by the Administrative Agent later than 11:00 a.m. (San Francisco time), or later than the time specified by the Administrative Agent as provided in clause (i) above (in the case of Offshore Currency payments), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

               (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

               (c) Unless the Administrative Agent receives notice from a Borrower prior to the date on which any payment is due to the Banks that said Borrower will not make such payment in full as and when required, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent such Borrower has not made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

     II.16  Payments by the Banks to the Administrative Agent.
            -------------------------------------------------

               (a) Unless the Administrative Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Committed Borrowing, that such Bank will not make available as and when required hereunder to the Administrative Agent for the account of the applicable Borrower the amount of that Bank's Pro Rata Share of the Committed Borrowing, the Administrative Agent may assume that each Bank has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the applicable Borrower such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Administrative Agent submitted to any Bank with respect to amounts owing under this Section 2.16(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the applicable Borrower of such failure to fund and, upon demand by the Administrative Agent, such Borrower shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Committed Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Committed Loans comprising such Committed Borrowing.

               (b) The failure of any Bank to make any Committed Loan or Loan Note Advance on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Committed Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Committed Loan to be made by such other Bank on any Borrowing Date.

     II.17  Sharing of Payments, Etc. If, other than as expressly provided
            ------------------------
elsewhere herein, any Bank shall obtain on account of the Committed Loans or Loan Note Advances made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Banks such participations in the Committed Loans or Loan Note Advances made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any
                                    --------  -------
portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrowers agree that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.10) with respect to such participation as fully as if such Bank were the direct creditor of such Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.


                                  ARTICLE III

                             LOAN NOTE GUARANTIES
                             --------------------

     III.1  Risk Participations, Drawings and Reimbursements.
            ------------------------------------------------

               (a) Each Bank shall be deemed to, and hereby irrevocably and unconditionally purchases from the Loan Note Guarantor a participation in the Loan Note Guaranties and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank, times (ii) the maximum amount available to be drawn under the Loan Note Guaranties and the amount of such drawing, respectively, in Sterling. For purposes of Section 2.1, the Loan Note
                                                     -----------
Guaranties shall be deemed to utilize the Commitment of each Bank by an amount equal to the amount of such participation.

               (b) In the event of any request for a drawing under the Loan Note Guaranties by the beneficiary or transferee thereof, the Loan Note Guarantor will promptly notify the Administrative Agent and the Company of the request and of the day on which the Loan Note Guarantor is to pay the holders of the Loan Notes (which payment date is not to be less than one day later). The Company agrees to reimburse the Loan Note Guarantor prior to 9:00 a.m. (Chicago time), on each date that any amount is paid by the Loan Note Guarantor under the Loan Note Guaranties (each such date, an "Honor Date"), in an amount equal to
                                          ----------
the amount in Sterling of the amount so paid by the Loan Note Guarantor. In the event the Company fails to reimburse the Loan Note Guarantor for the full amount of any drawing under the Loan Note Guaranties by 9:00 a.m. (Chicago time) on the Honor Date, the Loan Note Guarantor will promptly notify the

Administrative Agent who will in turn promptly notify each Bank. Unless notified by the Company to convert an unreimbursed drawing into Committed Loans or, if the Company requests a conversion of an unreimbursed drawing into Committed Loans but the unreimbursed drawing is not converted because of the Company's failure to satisfy the conditions set forth in Section 5.2, each Bank will be
                                               -----------
deemed to be obligated to make a Loan Note Advance to the Company in Dollars in the Dollar Equivalent (determined as of the Honor Date) of such Bank's Pro Rata Share of such drawing and such Loan Note Advances shall bear interest at a rate per annum equal to the Base Rate plus 2% per annum and shall be immediately due and payable by the Company to the Administrative Agent for the benefit of the Banks. If for any reason the Loan Note Advances cannot be made, the Banks should be deemed to have purchased a participation in the Company's obligation to reimburse the amount paid by the Loan Note Guarantor. Any notice given by the Loan Note Guarantor or the Administrative Agent pursuant to this Section 3.1(b)
                                                                 --------------
may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

               (c) With respect to any unreimbursed drawing that the Company requests be converted into a Committed Loan and that satisfies the conditions set forth in Section 5.2, each Bank shall upon any notice make available to the
             -----------
Administrative Agent for the account of the Loan Note Guarantor an amount in Dollars equal to the Dollar Equivalent Amount (as indicated in such notice) of the amount in Sterling and in immediately available funds equal to its Pro Rata Share of the amount of such drawing, whereupon the participating Banks shall each be deemed to have made a Committed Loan consisting of a Base Rate Loan to the Company in that amount. If the Banks shall be deemed to have made Loan Note Advances or to have purchased a participation in the Company's reimbursement obligation, each Bank shall make available the amount of its Loan Note Advance or the amount of such reimbursement obligation in Dollars to the Administrative Agent and in immediately available funds. If any Bank so notified fails to make available to the Administrative Agent for the account of the Loan Note Guarantor the amount of such Bank's Pro Rata Share of the amount of such unreimbursed drawing or the amount of its Loan Note Advance by no later than 1:00 p.m. (Chicago time) on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Administrative Agent shall promptly give notice of the occurrence of the Honor Date, but failure of the Administrative Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 3.1.
                           -----------

               (d) Provided that the Loan Note Guarantor has paid a drawing under the Loan Note Guaranties substantially in accordance with their terms, each Bank's obligation in accordance with this Agreement to make the Committed Loans or Loan Note Advances or to purchase a participation, as contemplated by this Section 3.1, as a result of a drawing under the Loan Note Guaranties, shall
     -------
be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Loan Note Guarantor, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or
(iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Bank's obligation
                                 --------
to make Committed Loans under this Section 3.1 is subject to the conditions set
                                   -----------
forth in Section 5.2. Nothing in this Section 3.1(d) is intended to, and shall
         ------------
not preclude, any Bank from pursuing, after payment, such rights and remedies as it may have against the Loan Note Guarantor in the event such drawing is wrongfully paid as a result of the Loan Note Guarantor's gross negligence or wilful misconduct.

     III.2  Repayment of Participations. (a) Upon (and only upon) receipt by
            ---------------------------
the Administrative Agent of immediately available funds from the Company (i) in reimbursement of any payment made by the Loan Note Guarantor under the Loan Note Guaranties with respect to which any Bank has paid the Administrative Agent for the account of the Loan Note Guarantor for such Bank's participation in the Loan Note Guaranties pursuant to Section 3.1, (ii) in payment of interest thereon or
                            ------------
(iii) in repayment of Loan Note Advances or payment of the Company's reimbursement obligations hereunder, the Administrative Agent will pay to such Bank, in the same funds as those received by the Administrative Agent, the amount of such Bank's Pro Rata Share of such funds, and the Loan Note Guarantor shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Administrative Agent for the account of the Loan Note Guarantor.

            (b) If the Administrative Agent or the Loan Note Guarantor is required at any time to pay to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by the Company to the Administrative Agent for the account of the Loan Note Guarantor pursuant to Section 3.2(a) in reimbursement of a
                                       --------------
payment made under the Loan Note Guaranty or interest thereon, each Bank shall, on demand of the Administrative Agent, forthwith pay to the Administrative Agent or the Loan Note Guarantor the amount of its Pro Rata Share of any amounts so paid by the Administrative Agent or the Loan Note Guarantor plus interest thereon from the date such demand is made to the date such amounts are paid by such Bank to the Administrative Agent or the Loan Note Guarantor at a rate per annum equal to the Federal Funds Rate in effect from time to time.

     III.3  Role of the Loan Note Guarantor. (a) Each Bank and the Company agree
            -------------------------------
that, in paying any drawing under the Loan Note Guaranties, the Loan Note Guarantor shall not have any responsibility to obtain any document (other than any certificates expressly required by the Loan Note Guaranties) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

            (b) No Administrative Agent-Related Person nor any of the respective correspondents, participants or assignees of the Loan Note Guarantor shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Required Banks; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document related to the Loan Note Guaranties.

           (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of the Loan Note Guaranties; provided, however, that this assumption is not intended to, and
            --------
shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Administrative Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Loan Note Guarantor (including the Banks), shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.4; provided, however, anything in such
-------------------------    -----------  --------
clauses to the contrary notwithstanding, that the Company may have a claim against the Loan Note Guarantor, and the Loan Note Guarantor may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Loan Note Guarantor's willful misconduct or gross negligence or the Loan Note Guarantor's willful failure to pay under the Loan Note Guaranties after the presentation to it by the beneficiary of certificate(s) reasonably complying with the terms and conditions of the Loan Note Guaranties. In furtherance and not in limitation of the foregoing: (i) the Loan Note Guarantor may accept documents that appear on their face to be in order, without responsibility for further investigation; and (ii) the Loan Note Guarantor shall not be responsible for the validity or sufficiency of any instrument transferring or purporting to transfer the Loan Note Guaranties or the rights or benefits thereunder or assigning the proceeds thereof, in whole or in part, in accordance with the terms of the Loan Note Guaranties which may prove to be invalid or ineffective for any reason.

     III.4 Obligations Absolute.  Provided that the Loan Note Guarantor has
           ---------------------
paid a drawing under the Loan Note Guaranties substantially in accordance with their terms, the obligations of the Company under this Agreement and any document related to the Loan Note Guaranties to reimburse the Loan Note Guarantor, the Administrative Agent or the Banks for a drawing under the Loan Note Guaranties, and to repay any Loan Note Advances and any drawing under the Loan Note Guaranties converted into Committed Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other document related to the Loan Note Guaranties under all circumstances, including the following:

               (i) any lack of validity or enforceability of this Agreement or any document related to the Loan Note Guaranties;

               (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of the Loan Note Guaranties or any other amendment or waiver of or any consent to departure from all or any of the documents related to the Loan Note Guaranties, which have been previously agreed to by the Company;

               (iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of the Loan Note Guaranties (or any Person for whom any such beneficiary or any such transferee may be acting), the Loan Note Guarantor or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the documents related to the Loan Note Guaranties or any unrelated transaction;

               (iv) any draft, demand, certificate or other document presented under the Loan Note Guaranties proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under the Loan Note Guaranties;

               (v) any payment by the Loan Note Guarantor under the Loan Note Guaranties against presentation of a draft or certificate that reasonably complies with the terms of the Loan Note Guaranties; or any payment made by the Loan Note Guarantor under the Loan Note Guaranties to any Person purporting to be (and providing reasonable evidence of its status as) a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, administrator, receiver or other representative of or successor to any beneficiary or any transferee of the Loan Note Guaranties, including any arising in connection with any insolvency proceeding;

               (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of the Loan Note Guaranties; or

               (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

     III.5  Cash Collateral Pledge.  Upon (i) the request of the
            ----------------------
Administrative Agent, (A) if the Loan Note Guarantor has honored any full or partial drawing request on the Loan Note Guaranties and such drawing has resulted in a Loan Note Advance hereunder, or (B) if, as of the Termination Date, the Loan Note Guaranties may for any reason remain outstanding and partially or wholly undrawn, or (ii) the occurrence of the circumstances described in Section 2.10 requiring the Company to Cash Collateralize the Loan Note Guaranties, then the Company shall immediately Cash Collateralize the Loan Note Guaranty Obligations in an amount equal to such Loan Note Guaranty Obligations or in the amount required under Section 2.10, respectively. If the Loan Note Guaranties expire without the application of such Cash Collateral in full, or if all Loan Note Advances with respect to the Loan Note Guaranties have been paid in full by the

Company, then as long as there is no Event of Default in existence and so long as no such application shall be made within 25 days of the expiration of the Loan Note Guaranties, the Administrative Agent shall return to the Company any cash or deposit account balances, together with all interest thereon, that were used by the Company to Cash Collateralize the Loan Note Guaranties pursuant to this Section 3.5 and were not applied to Loan Note Advances.
     -----------

     III.6  Third Party Beneficiary.  This Article III has been entered into
            -----------------------
for the benefit of the Loan Note Guarantor, which has relied thereon in issuing the Loan Note Guaranties. This Article III shall survive the termination of the Agreement and may not be amended without the consent of the Loan Note Guarantor.


                                 ARTICLE IV

                    TAXES, YIELD PROTECTION AND ILLEGALITY
                    --------------------------------------

     IV.1   Taxes.
            -----

          (a) Any and all payments by the Borrowers to each Bank or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrowers shall pay all Other Taxes and Further Taxes.

          (b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Administrative Agent, then:

               (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or the Administrative Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

               (ii)  the Borrowers shall make such deductions and withholdings;

               (iii) the Borrowers shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

               (iv) the Borrowers shall also pay to each Bank or the Administrative Agent for the account of such Bank, at the time interest is paid, Further Taxes in an amount that the respective Bank specifies as necessary to preserve the after-tax yield the

     Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

          (c) Each Borrower agrees to indemnify and hold harmless each Bank and the Administrative Agent for the full amount of (i) Taxes, (ii) Other Taxes, and
(iii) Further Taxes in the amount that the respective Bank reasonably specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Administrative Agent makes written demand therefor.

          (d) Within 30 days after the date of any payment by the Borrowers of Taxes, Other Taxes or Further Taxes, the Borrowers shall furnish to each Bank or the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Administrative Agent.

          (e) If a Borrower is required to pay additional amounts to any Bank or the Administrative Agent pursuant to Section 4.1(b) or (c) then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Borrowers which may thereafter accrue, if such change in the sole judgment of such Bank is not otherwise disadvantageous to such Bank.

     IV.2  Illegality.
           ----------

          (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans (including Offshore Rate Loans in any Applicable Currency), then, on notice thereof by the Bank to the Borrowers through the Administrative Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.

          (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Borrowers shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Administrative Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If a Borrower is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, such Borrower shall borrow from the affected Bank, in the Dollar Equivalent amount of such repayment, a Base Rate Loan.

          (c) If the obligation of any Bank to make or maintain Offshore Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Bank through the Administrative Agent that all Loans which would otherwise be made by the Bank as Offshore Rate Loans shall be instead Base Rate Loans.

          (d) Before giving any notice to the Administrative Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

     IV.3  Increased Costs and Reduction of Return.
           ---------------------------------------

          (a) If any Bank determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the Closing Date or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority after the Closing Date (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the Borrowers shall be liable for, and shall from time to time, within 10 days after demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

          (b) If any Bank shall have determined that (i) the introduction after the Closing Date of any Capital Adequacy Regulation, (ii) any change after the Closing Date in any Capital Adequacy Regulation, (iii) any change after the Closing Date in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation adopted after the Closing Date, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Borrowers through the Administrative Agent, the Borrowers shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

     IV.4  Funding Losses. each Bank and hold each Bank
           --------------
harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

          (a) the failure of the Borrowers to make on a timely basis any payment of principal of any Offshore Rate Loan;

          (b) the failure of the Borrowers to borrow, continue or convert a Committed Loan after the Borrowers have given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

          (c) the failure of the Borrowers to make any prepayment of any Committed Loan in accordance with any notice delivered under Section 2.8;

          (d) the prepayment (including pursuant to Section 2.8, 2.9 or 2.10) or other payment (including after acceleration thereof) of any Offshore Rate Loan or Absolute Rate Bid Loan on a day that is not the last day of the relevant Interest Period; or

          (e) the automatic conversion under Section 2.4 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.

     IV.5  Inability to Determine Rates. If the Required Banks determine that
           ----------------------------
for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to such Banks of funding such Loan, the Administrative Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Administrative Agent upon the instruction of the Required Banks revokes such notice in writing. Upon receipt of such notice, the Borrowers may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrowers do not revoke such Notice, the Banks shall make, convert or continue the Committed Loans, as proposed by the Borrowers, in the amount specified in the applicable notice submitted by the Borrowers, but such Committed Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans. In the case of any Offshore Currency Loans, the Borrowing or continuation shall be in an aggregate amount equal to the Dollar Equivalent amount of the originally requested Borrowing or continuation in the Offshore Currency, and to that end any outstanding Offshore Currency Loans which are the subject of any continuation shall be redenominated and converted into Base Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans.

     IV.6  Certificates of Banks.  Any Bank claiming reimbursement or
           ---------------------
compensation under this Article IV shall deliver to the Borrowers (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error. In determining the amount payable to the Bank pursuant to this Article IV, each Bank shall act reasonably and in good faith and will, to the extent the increased costs or reductions in amounts received or receivable relate to such Bank's loans in general (including the Loans) and are not specifically attributable to the Loans and other amounts due hereunder, use averaging and attribution methods which are reasonable and which cover all loans similar to the Loans made by such Bank.

     IV.7  Substitution of Banks.  Upon the receipt by either Borrower from any
           ---------------------
Bank (an "Affected Bank") of a claim for compensation under Section 4.1, 4.2 or
          -------------
4.3, the Company may: (i) request the Affected Bank to cooperate with the Company in its efforts to obtain a replacement bank or financial institution satisfactory to the Company to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitment (a "Replacement Bank"); (ii)
                                                 ----------------
request one more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment; or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld).

     IV.8  Survival. The agreements and obligations of the Borrowers in this
           --------
Article IV shall survive the payment of all other Obligations.


                                   ARTICLE V

                             CONDITIONS PRECEDENT
                             --------------------

     V.1  Conditions of Initial Loans. The obligation of each Bank to make its
          ---------------------------
initial Committed Loan hereunder, and to receive through the Administrative Agent the initial Competitive Bid Request is subject to the condition that the Administrative Agent have received on or before the Closing Date all of the following, in form and substance satisfactory to the Administrative Agent, and in sufficient copies for each Bank:

          (a)  Credit Agreement.  This Agreement executed by each party hereto.
               ----------------

          (b)  Notes.  A Bid Note of the Company payable to the order of each
               -----
Bank and, if requested by a Bank, one Committed Note of each Borrower payable to the order of each Bank.

          (c)  Resolutions.  Certified copies of resolutions of the Board of
               -----------
Directors of each Borrower authorizing or ratifying the execution, delivery and performance by such Borrower of this Agreement and the other documents provided for in this Agreement to be executed by such Borrower.

          (d)  Incumbency and Signatures.  A certificate of the Secretary or an
               -------------------------
Assistant Secretary of each Borrower certifying the names of the officer or officers of each Borrower authorized to sign this Agreement and the other documents provided for in this Agreement to be executed by such Borrower, together with a sample of the true signature of each such officer (it being understood that the Administrative Agent and each Bank may conclusively rely on such certificate until formally advised by a like certificate of any changes therein).

          (e)  Opinion of Counsel for the Company.  The opinion of Quarles &
               ----------------------------------
Brady, counsel for the Company, in the form of Exhibit D-1 and Loeff Claeys Verbeke, counsel for the Subsidiary Borrower, in the form of Exhibit D-2.

          (f)  Opinion of Counsel for the Administrative Agent.  The opinion of
               -----------------------------------------------
Mayer, Brown & Platt, counsel for the Administrative Agent, in the form of Exhibit G.

          (g)  Termination of Existing Credit Agreement and Bridge Credit
               ----------------------------------------------------------
Agreement.  Evidence, reasonably satisfactory to the Administrative Agent, that
---------
all "Commitments" under and as defined in the Existing Credit Agreement and the Bridge Credit Agreement have been terminated and all obligations of the Company thereunder have been, or concurrently with the making of the initial Loans will be, paid in full.

          (h)  Rubicon Acquisition.  The Rubicon Acquisition shall have been
               -------------------
consummated, or shall concurrently be consummated, substantially in compliance with the Recommended Cash Offer by Goldman Sachs International on behalf of APW Enclosure Systems Limited dated September 8, 1998.

          (i)  Payment of Fees.  Evidence of payment by the Company of all
               ---------------
accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of BofA to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and
BofA), including any such costs, fees and expenses arising under or referenced in Sections 2.13 and 11.4.

          (j)  Other Documents.  Such other approvals, opinions, documents or
               ---------------
materials as the Administrative Agent or any Bank may request.

     V.2  Conditions to All Borrowings.  The obligation of each Bank to make any
          ----------------------------
Committed Loan to be made by it and the obligation of any Bank to make any Bid Loan as to which the Company has accepted the relevant Competitive Bid (including its initial Loan) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

           (a)  Notice of Borrowing.  As to any Committed Loan, the
                -------------------
Administrative Agent shall have received (with, in the case of the initial Loan only, a copy for each Bank) a Notice of Borrowing.

           (b)  Continuation of Representations and Warranties.  The
                ----------------------------------------------
representations and warranties in Article VI (excluding, except in the case of the initial Loan hereunder, Sections 6.6 and 6.8) shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date.

           (c)  No Existing Default. No Default or Event of Default shall exist
                -------------------
or shall result from such Borrowing.

Each Notice of Borrowing and Competitive Bid Request submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice or request and as of each Borrowing Date that the conditions in Section 5.2 are satisfied.


                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     To induce the Banks to enter into this Agreement and to make Loans hereunder, each Borrower represents and warrants to the Administrative Agent and the Banks as follows:

     VI.1  Organization, etc.  Each of the Company and each Subsidiary is a
           -----------------
corporation duly incorporated, validly existing and in good standing (or similar concept under applicable state law) under the laws of the jurisdiction of its incorporation. Each of the Company and each Subsidiary is duly qualified to do business, and is in good standing, in all other jurisdictions where failure to so qualify would have a Material Adverse Effect. Each of the Company and each Subsidiary has all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted. Each of the Borrowers has full power and authority as proposed to be conducted, and to execute and deliver this Agreement and the other Loan Documents and to engage in the transactions contemplated by this Agreement.

     VI.2  Authorization; No Conflict.  The execution and delivery of this
           --------------------------
Agreement, the borrowings hereunder, the execution and delivery of the other Loan Documents, and the performance by each Borrower of its obligations under this Agreement and the other Loan Documents to which it is a party are within each of the Borrower's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental and regulatory approval, and do not and will not contravene or conflict with, or result in the creation or imposition of a lien under, any provision of law or of the charter or by-laws of such Borrower or of any agreement, instrument, order or decree that is binding upon such Borrower or any Subsidiary.

     VI.3  Validity and Binding Nature. This Agreement and each other Loan
           ---------------------------
Document to which it is a party constitute the legal, valid, and binding obligations of each Borrower enforceable against such Borrower in accordance with their respective terms, except to the extent enforceability thereof is limited by bankruptcy, insolvency or other laws relating to, or affecting the enforcement of, creditors' rights in general, and by general principles of equity.

     VI.4  Financial Statements.
           --------------------

          (a) All balance sheets, all statements of earnings, stockholders' equity and cash flow, and all other financial information which have been furnished by or on behalf of the Subsidiary Borrower and the Company to the Bank, including (i) the audited consolidated balance sheet at August 31, 1997 and the related audited consolidated statements of earnings, stock holders' equity and cash flow, for the Fiscal Year then ended, of the Company and its Subsidiaries, certified by Deloitte & Touche, LLP, (ii) the unaudited consolidated balance sheet dated May 31, 1998 and the related unaudited consolidated statements of earnings and cash flow, for the Fiscal Quarter then ended, of the Company and its Subsidiaries, as appearing in the report of the Company on Form 10-Q for such Fiscal Quarter filed by the Company with the U.S. Securities and Exchange Commission, and (iii) the unaudited consolidated balance sheet at May 31, 1998 and related consolidated statements of earnings and shareholders equity of the Subsidiary Borrower and its Subsidiaries, have been prepared in accordance with GAAP consistently applied, except where not applicable thereto or as otherwise disclosed therein, throughout the periods involved and present fairly (subject to normal year-end adjustments, if applicable) the financial condition of the Company and its Subsidiaries or the Subsidiary Borrower and Subsidiaries, as the case may be, as at the dates thereof and the results of their operations for the periods then ended. The Company and its Subsidiaries did not have as of such dates any material contingent liability or liabilities for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in the financial statements described above, and which, in accordance with GAAP, should have been reflected in such financial statements.

          (b) With respect to any representation and warranty which is deemed to be made after the date hereof by the Subsidiary Borrower or the Company, the balance sheet and statements of earnings, shareholders' equity and cash flow, which as of such date shall most recently have been furnished by or on behalf of the Subsidiary Borrower or the Company to the Banks for the purposes of or in connection with this Agreement shall have been prepared in accordance with GAAP consistently applied (except as disclosed therein), and shall present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof for the periods then ended, subject, in the case of quarterly financial statements, to normal year-end audit adjustments.

          (c) To the best of the Company's knowledge, all balance sheets, all statements of earnings, stockholders' equity and cash flow, and all other financial information furnished by or on behalf of Rubicon to the Administrative Agent and the Banks, including (i) the audited consolidated balance sheet at May 31, 1998 and audited consolidated statements of earnings, stockholders' equity and cash flow for the fiscal year then ended, of Rubicon and its Subsidiaries, certified by PriceWaterhouseCoopers have been prepared in accordance with United Kingdom generally accepted accounting principles consistently applied, except where not applicable thereto or as otherwise disclosed therein, throughout the period involved and present fairly the financial condition of Rubicon and its Subsidiaries, as at the date thereof and the results of their operations for the period then ended. To the best of the Company's knowledge, Rubicon and its Subsidiaries did not have as of such date any material contingent liability or liabilities for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in the financial statements described above, and which, in accordance with United Kingdom generally accepted accounting principles, should have been reflected in such financial statements.

          (d) To the best of the Company's knowledge, all balance sheets, all statements of earnings, stockholders' equity and cash flow, and all other financial information furnished by or on behalf of VERO to the Administrative Agent and the Banks, including the audited consolidated balance sheet at December 31, 1997 and audited consolidated statements of earnings, stockholders' equity and cash flow for the fiscal year then ended of VERO and its Subsidiaries, certified by Ernst and Young, have been prepared in accordance with United Kingdom generally accepted accounting principles consistently applied, except where not applicable thereto or as otherwise disclosed therein, throughout the period involved and present fairly the financial condition of VERO and its Subsidiaries, as at the date thereof and the results of their operations for the period then ended. To the best of the Company's knowledge, VERO and its Subsidiaries did not have as of such date any material contingent liability or liabilities for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in the financial statements described above, and which, in accordance with United Kingdom generally accepted accounting principles, should have been reflected in such financial statements.

          (e) To the best of the Company's knowledge, all balance sheets, all statements of earnings, stockholders' equity and cash flow, and all other financial information furnished by or on behalf of Zero to the Administrative Agent and the Banks, including (i) the audited consolidated balance sheet at March 31, 1998 and audited consolidated statements of earnings, stockholders' equity and cash flow for the fiscal year then ended and (ii) the unaudited consolidated balance sheet dated June 30, 1998 and the related unaudited consolidated statements of earnings, stockholders' equity and cash flow, for the fiscal period then ended, of Zero and its

Subsidiaries, certified in the case of the audited financial statements by Deloitte & Touche, have been prepared in accordance with GAAP consistently applied, except where not applicable thereto or as otherwise disclosed therein, throughout the periods involved and present fairly the financial condition of Zero and its Subsidiaries, as at the dates thereof and the results of their operations for the periods then ended. To the best of the Company's knowledge, Zero and its Subsidiaries did not have as of such dates any material contingent liability or liabilities for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in the financial statements described above, and which, in accordance with GAAP, should have been reflected in such financial statements.

          (f)  Pro Forma Financial Statement.  Preliminary balance sheet and pro
               -----------------------------
forma financial statements of the Company and its Subsidiaries as of August 31, 1998, giving effect to the Vero Acquisition, the Zero Acquisition and the Rubicon Acquisition, fairly present the financial condition of the Company and its Subsidiaries as of the date thereof.

     VI.5  No Material Adverse Effect. No event has occurred or condition has
           --------------------------
arisen that has had or is reasonably likely to have a Material Adverse Effect since August 31, 1997 with respect to the Company and its Subsidiaries, and, to the best of the Company's knowledge, since December 31, 1997 with respect to VERO and its Subsidiaries, since March 31, 1998 with respect to Zero and its Subsidiaries and, to the best of the Company's knowledge, since May 31, 1998 with respect to Rubicon and its Subsidiaries.

     VI.6  Litigation and Contingent Liabilities. To the best of each Borrower's
           -------------------------------------
knowledge, no litigation (including, without limitation, derivative actions), arbitration proceedings or governmental or regulatory proceedings are pending or threatened against the Company or any Subsidiary that would, if adversely determined, be reasonably likely to have a Material Adverse Effect, except as set forth in Item 6.6 of the Disclosure Schedule. Other than any liability incident to such litigation or proceedings, neither the Company nor any Subsidiary has any contingent liabilities, except as provided for or disclosed in the financial statements referred to in Section 6.4, which would if adversely determined be reasonably likely to have a Material Adverse Effect.

     VI.7  Liens. None of the assets of the Company or any Subsidiary is subject
           -----
to any Lien, except as permitted by Section 7.9.

     VI.8  Subsidiaries. Item 6.8 of the Disclosure Schedule correctly sets
           ------------
forth the corporate name, jurisdiction of incorporation and ownership of each Subsidiary of the Company. Such Subsidiaries and each corporation becoming a Subsidiary of the Company after the date hereof is and will be a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and each Subsidiary of the Company is and will be duly qualified to do business in each other jurisdiction where failure to so qualify would have a Material Adverse Effect.

     VI.9  Pension and Welfare Plans. During the twelve-consecutive-month period
           -------------------------
prior to the date of the execution and delivery of this Agreement or the making of any Loan hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Borrowers of any material liability, fine or penalty. Except as disclosed in footnote K of the Company's 1997 annual report, neither the Borrowers nor any of the Subsidiaries have any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of subtitle B of title I of ERISA.

     VI.10 Regulated Industry. Neither the Company nor any Subsidiary is (a) an
           ------------------
"investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     VI.11 Regulations U and X. Neither the Company nor any Subsidiary is
           -------------------
engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loan will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or maintaining or extending credit to others for such purpose.

     VI.12 Taxes. Each of the Company and each Subsidiary has filed all federal
           -----
and all other material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

     VI.13 Environmental and Safety Matters. The Company and each Subsidiary is
           --------------------------------
in substantial compliance with all federal, state and local laws, ordinances and regulations relating to safety and industrial hygiene or to environmental condition, including, without limitation, all Environmental Laws in jurisdictions in which the Company or any Subsidiary owns or operates, or has owned or operated, a facility or site, or arranges or has arranged for disposal or treatment of Hazardous Material, accepts or has accepted for transport any Hazardous Material or holds or has held any interest in real property or otherwise, except as disclosed on Item 6.13 of the Disclosure Schedule. No demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry, whether brought by any governmental authority, private person or entity or otherwise, arising under, relating to or in connection with any Environmental Laws is pending or, to the best of the Borrowers' knowledge, after due investigation, threatened against the

Company or any of its Subsidiaries, any real property in which the Company or any such Subsidiary holds or has held an interest or any past or present operation of the Company or any Subsidiary, except as disclosed on Item 6.13 of the Disclosure Schedule. Neither the Company nor any of its Subsidiaries (i) is, to the best of the Borrower's knowledge, after due investigation, the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a Release of any Hazardous Material into the environment,
(ii) has received any notice of any Hazardous Material in or upon any of its properties in violation of any Environmental Laws, or (iii) knows of any basis for any such investigation, notice or violation, except as disclosed on Item
6.13 of the Disclosure Schedule. No Release, threatened Release or disposal of Hazardous Material is occurring or has occurred on, under or to any real property in which the Company or any of its Subsidiaries holds any interest or performs any of its operations in violation of any Environmental Law except as disclosed on Item 6.13 of the Disclosure Schedule. None of the matters disclosed on such Schedule has had or is reasonably likely to have a Material Adverse Effect.

     VI.14 Compliance with Law. Except as otherwise disclosed in the Disclosure
           -------------------
Schedule, each of the Company and each Subsidiary is in compliance with all statutes, judicial and administrative orders, permits and governmental rules and regulations which are material to its business or the non-compliance with which has had or is reasonably likely to have a Material Adverse Effect.

     VI.15 Information. All information heretofore or contemporaneously herewith
           -----------
furnished by the Borrowers or any Subsidiary to any Bank for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all information hereafter furnished by or on behalf of the Borrower or any Subsidiary to any Bank pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information, taken as a whole, does not and will not omit to state any material fact necessary to make such information, taken as a whole, not misleading.

     VI.16 Ownership of Shares. Not less than ninety-nine percent (99%) of the
           -------------------
issued and outstanding shares of capital stock of the Subsidiary Borrower are directly or indirectly owned by the Company.

     VI.17 Ownership of Properties. Each of the Company and each Subsidiary owns
           -----------------------
good and marketable title to or holds valid leasehold interests in all of its material properties and assets, real and personal, of any nature whatsoever, free and clear of all Liens except as permitted pursuant to Section 7.9 and none of them are in default beyond the expiration of any applicable grace period of any material obligation under any leases creating any of their leasehold interests in real property, and none of such property is subject to any Lien except as permitted pursuant to Section 7.9.

     VI.18 Patents, Trademarks, etc. Each of the Company and each Subsidiary
           -------------------------
owns or licenses and possesses all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as the Company considers necessary for the conduct of the businesses of the Company and such Subsidiaries as now conducted without, individually or in the aggregate, any infringement upon rights of other persons which would be reasonably likely to have a Material Adverse Effect.

     VI.19 Insurance. The Company and its Subsidiaries maintain with responsible
           ---------
insurance companies insurance (including insurance against claims and liabilities arising out of the manufacture or distribution of any products) with respect to their properties and businesses against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses, except as may be disclosed in Item 6.19 of the Disclosure Schedule.

     VI.20 Solvency. Each of the Borrowers is Solvent.
           --------

     VI.21 Year 2000 Issues. The Company and its Subsidiaries have developed and
           ----------------
implemented a program to address on a timely basis the "Year 2000 Problem" (that is the risk that computer applications used by the Company or its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior and any date after December 31, 1999) and reasonably anticipates that the cost to the Company and its Subsidiaries of resolving the Year 2000 Problem and the reasonably foreseeable consequences of the Year 2000 Problem to the Company and its Subsidiaries, will not result in a Material Adverse Effect.

     VI.22 Rubicon. To the best of the Company's knowledge, the representations and warranties set forth in Sections 6.6 through 6.15, Sections 6.17 through
                            ------------         ----  -------------
6.19 and 6.21 are true and correct as if Rubicon were a Subsidiary of the
----     ----
Company.

                                  ARTICLE VII

                                   COVENANTS
                                   ---------

     Until the expiration or termination of the Commitments, and thereafter until all obligations of the Borrowers hereunder are paid in full, each Borrower agrees that, unless at any time the Required Banks shall otherwise expressly consent in writing, it will:

     VII.1 Reports, Certificates and Other Information. Furnish to the
           -------------------------------------------
Administrative Agent and each Bank:

           (a)   Audit Report.  Promptly when available and in any event within
                ------------
90 days after the close of each Fiscal Year,

          (i) in the case of the Company a copy of the annual audit report of the Company and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Company and its Subsidiaries for such Fiscal Year certified, without qualification as to going concern or scope, by independent auditors of recognized national standing selected by the Company and reasonably acceptable to the Required Banks, (ii) in the case of the Subsidiary Borrower, unaudited consolidated balance sheet at the close of such Fiscal Year and related consolidated statements of earnings and shareholders equity for such Fiscal Year, of the Subsidiary Borrower and its Subsidiaries certified by the chief financial officer or the Treasurer of the Subsidiary Borrower, and (iii) in the case of the Company, an unaudited consolidating balance sheet and statements of earnings and cash flow of such Fiscal Year, with comparable information at the close of and for the prior Fiscal Year.

          (b)  Interim Reports.  Promptly when available and in any event within
               ---------------
60 days after the end of each Fiscal Quarter (except the last Fiscal Quarter of each Fiscal Year), consolidated balance sheets of the Company and its Subsidiaries and the Subsidiary Borrower and its Subsidiaries as of the end of such Fiscal Quarter, consolidated statements of earnings and (only in the case of the Company) a consolidated statement of cash flow for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter of the Company or the Subsidiary Borrower, as the case may be, and its respective Subsidiaries, with comparable information at the close of and for the corresponding Fiscal Quarter of the prior Fiscal Year and for the corresponding portion of such prior Fiscal Year, together with a certificate of the chief financial officer or the Treasurer of the Company or the Subsidiary Borrower, as the case may be, to the effect that such financial statements fairly present the financial condition and results of operations of the Company and its Subsidiaries as of the date and periods indicated (subject to normal year-end adjustments).

          (c)  Compliance Certificate.  Concurrently with each set of financial
               ----------------------
statements delivered pursuant to Section 7.1(a) and 7.1(b), a Compliance Certificate executed by the chief financial officer or the Treasurer of the Company.

          (d)  Reports to SEC.  Promptly upon the filing or sending thereof, a
               --------------
copy of any annual, periodic or special report or registration statement (inclusive of exhibits thereto) filed by the Company or any Subsidiary with the SEC or any securities exchange.

          (e)  Notice of Default, Year 2000 Litigation and ERISA Matters.
               ---------------------------------------------------------
Immediately upon becoming aware of any of the following, written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto: (i) the occurrence of an Event of Default or a Default; (ii) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Banks which has been instituted or, to the knowledge of the Company, is threatened against the Company or any

Subsidiary or to which any of the properties of any thereof is subject which, if adversely determined, is reasonably likely to have a Material Adverse Effect;
(iii) any event which would cause the Year 2000 Problem not to be resolved on a timely basis; (iv) the institution of any steps by the Company, any of its Subsidiaries or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a lien under Section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Company of any material liability, fine or penalty, or any material increase in the contingent liability of the Company with respect to any post-retirement Welfare Plan benefit; and (v) any other event or occurrence which has had or is reasonably likely to have a Material Adverse Effect.

          (f)  Loan Note Guaranty Obligations.  Promptly upon any payment on the
               ------------------------------
Loan Notes or the setting of any interest rate with respect thereto, a certificate as to the amount of such payment and such rate and the then amount of the Loan Note Guaranty Obligations.

          (g)  Other Information.  From time to time such other information
               -----------------
concerning the Company and its Subsidiaries as any Bank or the Administrative Agent may reasonably request.

     VII.2 Books, Records and Inspections. Keep, and cause each Subsidiary to
           ------------------------------
keep, its books and records reflecting all of its business affairs and transactions in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; and permit, and cause each Subsidiary to permit, any Bank or the Administrative Agent or any representative thereof, at reasonable times and on reasonable notice, to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Company hereby authorizes such independent auditors to discuss such financial matters with any Bank or the Administrative Agent or any representative thereof), and to examine (and, at the Company's or such Subsidiary's expense, make copies of) any of its books or other corporate records.

     VII.3 Insurance. Maintain, and cause each Subsidiary to maintain, with
           ---------
responsible and financially-sound insurance companies or associations, insurance in such amounts and covering such risks as is usually maintained by companies engaged in similar businesses and owning similar properties similarly situated, except as disclosed in Item 6.19 of the Disclosure Schedule.

     VII.4 Compliance with Law; Payment of Taxes and Liabilities. (a) Comply,
           -----------------------------------------------------
and cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations and orders; and (b) pay, and cause each Subsidiary to pay, prior to delinquency, all taxes and other governmental charges against it or any of its property, provided, however, that the foregoing
                                           --------  -------
shall not require the Company or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto.

     VII.5 Maintenance of Existence, etc. Maintain and preserve, and (subject to
           ------------------------------
Section 7.7) cause each Subsidiary to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and (b) its foreign qualification in each other jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing will not have a Material Adverse Effect).

     VII.6 Financial Ratios and Restrictions.
           ---------------------------------

          (a)  Minimum Shareholders Equity.  Not permit at any time Shareholders
               ---------------------------
Equity for any Borrower to be less than $1.

          (b)  Fixed Charge Coverage Ratio.  Not permit the Fixed Charge
               ---------------------------
Coverage Ratio of the Company and its Subsidiaries to be less than 1.75 to 1.0.

          (c)  Debt to EBITDA Ratio.  Not permit the Debt to EBITDA Ratio of the
               --------------------
Company and its Subsidiaries to exceed 4.25 to 1.0 at any time through February 28, 1999, 4.00 to 1.0 at any time thereafter through August 31, 1999, 3.75 to
1.0 at any time thereafter through February 29, 2000, 3.50 to 1.0 at any time thereafter through August 31, 2000 or 3.25 to 1.0 at any time thereafter.

     VII.7 Mergers, Consolidations and Purchases. Not, and not permit any
           -------------------------------------
Subsidiary to, be a party to any merger or consolidation, or purchase or otherwise acquire all or a substantial portion of the business or, assets of, or any stock of any class of, or any partnership or joint venture interest in, any other Person, except for:

          (a)  The Rubicon Acquisition;

          (b) any such merger or consolidation, by any Subsidiary into or with the Company or into or with any wholly-owned Subsidiary;

          (c) any such purchase or other acquisition by the Company or a Subsidiary Borrower of the assets or stock of any wholly-owned Subsidiary; or

          (d) any acquisition if (i) (A) such acquisition is an acquisition of assets, or (B) such acquisition is by merger and the Company or a wholly-owned Subsidiary is the surviving corporation, or (C) after such acquisition the Company (if it is the acquiring entity) or a Subsidiary owns (x) at least a majority of the securities of each class having ordinary voting power of, or a majority of the ownership interest in, the acquired Person which acquisition is approved by the board of directors of the acquired entity or (y) more than 10% but less than a majority of the securities of each class having ordinary voting power of, or more than 10% but less than a majority of the ownership interest in, the acquired Person and, immediately after giving effect to any acquisition described in this subclause (y), the aggregate book value of all such
                       -------------
     minority Investments in the equity securities or other ownership interests of other Persons by the Company and its Subsidiaries does not exceed 10% of the Tangible Net Assets of the Company and its Subsidiaries, (ii) no Event of Default or Default exists or would result therefrom, (iii) the Company would be in compliance on a proforma basis, giving effect to such acquisition, with all covenants in this Agreement; (iv) prior to the consummation of such acquisition, the Company provides to each Bank notice of such acquisition and, if the purchase price of such acquisition is $25,000,000 or more, a certificate of the chief financial officer or the treasurer of the Company (attaching computations to demonstrate compliance with all financial covenants hereunder) stating that such acquisition complies with this Section 7.7 and that any other conditions under this Agreement relating to such acquisition have been satisfied and (v) if the acquisition occurs prior to September 1, 1999 and has a purchase price of $75,000,000 or more and if after giving effect thereto the Debt to EBITDA Ratio on a pro forma basis would exceed 3.0 to 1.0, the Required Banks shall have consented to such acquisition.

     VII.8 Commercial Paper Lines. Not, and not permit any of its Subsidiaries
           ----------------------
to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Debt with respect to unsecured commercial paper except to the extent the Company or such Subsidiary has unused unsecured lines of credit or other availability backing up such commercial paper.

     VII.9 Liens. Not, and not permit any Subsidiary to, create or permit to
           -----
exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature, whether now owned or hereafter acquired, except (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves; (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety and appeal bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services, and, in each case, for which it maintains adequate reserves; (c) Liens identified on
Item 7.9 of the Disclosure Schedule; (d) Liens in connection with Capital Leases
--------
(in amounts not in excess of $5,000,000); (e) any Lien arising in connection with the acquisition of fixed assets (whether real or personal property) (other than an acquisition described in clause (i) of this Section) after the date hereof, and attaching only to the property being acquired, provided that the principal amount of the Debt secured by each such Lien shall not exceed the purchase price of the applicable fixed asset and the aggregate amount of all Debt secured by such Liens shall not at any time exceed $5,000,000; (f) attachments, judgments and other similar Liens, for sums not exceeding $2,000,000, arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings; (g) other Liens incidental to the conduct of the business of the Company or a Subsidiary or the ownership of its property or assets, including easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens, which Liens were not incurred in connection with the borrowing of money and do not, in any case or in the aggregate, interfere in any material respect with the ordinary conduct of the business of the Company or any Subsidiary; (h) building restrictions, zoning laws and other statutes, laws, rules, regulations, ordinances and restrictions, and any amendments thereto, now or at any time hereafter adopted by any governmental authority having jurisdiction; (i) any Lien existing on any asset of any corporation which becomes a Subsidiary of the Company after the date hereof, which Lien was not created in contemplation of such event, provided that (x) Liens on current assets of such corporation shall
            --------
be discharged within 120 days after such corporation becomes a Subsidiary of the Company and (y) the aggregate amount of Debt secured by all such Liens does not at any time exceed $10,000,000; (j) Cash Collateral pursuant to the Loan Documents; and (k) other Liens securing obligations not at any time exceeding $20,000,000.

     VII.10 Use of Proceeds. Use the proceeds of the Loans to repay its Debt
            ---------------
under the Bridge Credit Agreement (if any) and the Existing Credit Agreement and to provide for working capital, capital expenditures and for other general corporate purposes including the Rubicon Acquisition; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of (a) "purchasing or carrying" any Margin Stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, or (b) purchasing or otherwise acquiring any stock of any Person if such Person (or its board of directors) has (i) announced that it will oppose such purchase or other acquisition or (ii) commenced any litigation which alleges that such purchase or other acquisition violates, or will violate, any applicable law.

     VII.11 Maintenance of Property. Maintain, and cause each Subsidiary to
            -----------------------
maintain, its properties which are material to the conduct of its business in good working order and condition (ordinary wear and tear excepted ).

     VII.12 Employee Benefit Plans. Maintain, and cause each Subsidiary to
            ----------------------
maintain, each Pension Plan in compliance in all material respects with all applicable Requirements of Law and regulations.

     VII.13 Business Activities. Not make any substantial change in the nature
            -------------------
of the business of the Company and its Subsidiaries, taken as a whole, from that engaged in on the date of this Agreement.

     VII.14 Environmental Matters.
            ---------------------

          (a)  Environmental Obligations.  (i) Comply, and cause each Subsidiary
               -------------------------
to comply, in a reasonable manner with any applicable Federal or state judicial or administrative order requiring the performance at any real property owned, operated, or leased by the Company or any Subsidiary of activities in response to any Release or threatened Release of any Hazardous Material, except for the period of time that the Company or such Subsidiary is diligently in good faith contesting such order; (ii) use and operate, and cause each Subsidiary to use and operate, all of its facilities and properties in material compliance with all Environmental Laws; (iii) keep, and cause each Subsidiary to keep, all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith; (iv) handle, and cause each Subsidiary to handle, all Hazardous Materials in material compliance with all applicable Environmental Laws; and (v) not, and not permit any Subsidiary to, commence disposal of any Hazardous Material into or onto any real property owned, operated or leased by the Company or any Subsidiary nor allow any Lien imposed pursuant to any Environmental Law to attach to any such real property.

          (b)  Environmental Information.  Within 60 days of receipt thereof,
               -------------------------
notify the Administrative Agent of the receipt by the Company or any Subsidiary of any written claim, demand, proceeding, action or notice of liability by any Person arising out of or relating to the Release or threatened Release of any Hazardous Material, except for any release or threatened release with respect to which the maximum liability of the Company and its Subsidiaries is reasonably expected to be less than $1,000,000; and within 60 days of any Release, threatened Release, or disposal of any Hazardous Material reported to any governmental regulatory authority at any real property owned, operated or leased by the Company or any Subsidiary notify the Administrative Agent of such release, threat of release or disposal, except for any release, threat of release or disposal with respect to which the maximum liability of the Company and its Subsidiaries is reasonably expected to be less than $1,000,000.

     VII.15 Unconditional Purchase Obligations. Not, and not permit any
            ----------------------------------
Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

     VII.16 Inconsistent Agreements. Not, and not permit any Subsidiary to,
            -----------------------
enter into any agreement containing any provision which would be violated or breached by any borrowing by a Borrower hereunder or by the performance by the Company or any Subsidiary of any of its obligations hereunder.

     VII.17 Transactions with Affiliates. Not, and not permit any Subsidiary to,
            ----------------------------
enter into or permit to exist any transaction, arrangement or contract with any of its Affiliates (other than the Company or any wholly-owned Subsidiary) or any officer or director of the Company or any Affiliate which is on terms less favorable than would be available from a Person which is not an Affiliate. Nothing in this Section 7.17 shall prohibit any transaction expressly permitted by

Section 7.7 or Section 7.21.

     VII.18 The Company's and Subsidiaries' Stock. The Company will not, nor
            -------------------------------------
will it permit any of its Subsidiaries to, purchase or otherwise acquire any shares of capital stock of the Company; and, except pursuant to transactions permitted by Section 7.7 not take any action, or permit any of its Subsidiaries to take any action, which will, so long as any shares of capital stock or indebtedness of any corporation which is a Subsidiary at the date of this Agreement are owned by the Company or any Subsidiary, result in a decrease in the percentage of the outstanding shares in capital stock of such corporation owned at the date of this Agreement by the Company and Subsidiaries.

     VII.19 Negative Pledges; Subsidiary Payments. The Company will not, nor
            -------------------------------------
will it permit any Subsidiary to, enter into any agreement (excluding this Agreement) (a) prohibiting the creation or assumption of any Lien upon their respective properties, revenues, or assets, whether now owned or hereafter acquired; (b) which would restrict the ability of any Subsidiary to pay or make dividends or distributions in cash or kind, to make loans, advances or other payments of whatsoever nature, or to make transfers or distributions of all or any part of its assets, in each case to the Company or to any corporation as to which such Subsidiary is a Subsidiary; or (c) which would require the consent or waiver of any third party to any amendment to this Agreement or any other Loan Document.

     VII.20 Limitation on Subsidiary Debt. The Company shall not permit the
            -----------------------------
Subsidiaries to create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Debt (other than Debt of the Subsidiary Borrower under this Agreement, Debt of a Subsidiary to the Company or private placement debt of Zero not in excess of $50,000,000) in excess at any time outstanding of 17% of the net worth of the Company and the Subsidiaries on a consolidated basis.

     VII.21 Sales of Assets. The Company shall not, and shall not permit any
            ---------------
Subsidiary to, except in the ordinary course of its business, sell, transfer, convey or lease all or a substantial part of its assets, or sell or assign with or without recourse any receivables, except for:

            (a) any such sale, transfer, conveyance, lease or assignment of or by any Subsidiary to the Company or to any wholly-owned Subsidiary; or

            (b) so long as no Event of Default or Default exists or would result therefrom, (i) the Permitted Receivables Securitization, (ii) any sale, transfer, conveyance or lease within 18 months after the Zero Acquisition of any assets acquired in the Zero Acquisition so long as the aggregate thereof shall not exceed $30,000,000 and (iii) any sale, transfer, conveyance or lease of any other asset provided that the aggregate book value (disregarding any write-downs of such book value other than ordinary depreciation and amortization) of all assets disposed of pursuant to this clause (b)(iii) in any Fiscal
     ---------------

     Year do not exceed 8% of Tangible Net Assets (measured as of the last day of the most recently ended Fiscal Year).

     VII.22 EBITDA. The Company shall deliver to the Administrative Agent
            ------
within 30 days after the date hereof a calculation of EBITDA for the Fiscal Quarters ended November 30, 1997, February 28, 1998, May 31, 1998, August 31, 1998, calculated on a pro forma basis, as if the Vero Acquisition, the Zero Acquisition and the Rubicon Acquisition had taken place on September 1, 1997.


                                 ARTICLE VIII

                      EVENTS OF DEFAULT AND THEIR EFFECT
                      ----------------------------------

     VIII.1 Events of Default. Each of the following shall constitute an Event
            -----------------
of Default under this Agreement:

            (a)  Non-Payment of Loans, etc.  Default in the payment when due of
                 -------------------------
the principal of any Loan; or default, and continuance thereof for five Business Days, in the payment when due of any interest on any Loan or any fees or other amounts payable by the Borrowers hereunder or with respect to the Loan Note Guaranty Obligations.

            (b)  Non-Payment of Other Indebtedness for Borrowed Money. Default
                 ----------------------------------------------------
in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any other Debt of, or guaranteed by, the Company or any Subsidiary in excess in the aggregate of $2,000,000; or default in the performance or observance of any obligation or condition with respect to any such other indebtedness in excess in the aggregate of $2,000,000 if the effect of such default is to accelerate the maturity of any such indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such indebtedness to become due and payable prior to its expressed maturity.

            (c)  Warranties.  Any representation or warranty made by either
                 ----------
Borrower herein or in any Loan Document is breached, or is false or misleading, in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by the Borrowers to the Administrative Agent or any Bank is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

            (d)  Bankruptcy, Insolvency, etc.  The Company or any Subsidiary
                 ---------------------------
becomes insolvent (it being understood that a Subsidiary shall not be deemed to be insolvent solely because it has negative net worth) or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or the Company or any Subsidiary applies for, consents to or acquiesces in the appointment of a trustee, receiver or other custodian for the Company or such

Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or any Subsidiary or for a substantial part of its property and is not discharged within 30 days; or any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Subsidiary), is commenced in respect of the Company or any Subsidiary, and, if such case or proceeding is not commenced by the Company or such Subsidiary, it is consented to or acquiesced in by the Company or such Subsidiary or remains for 30 days undismissed or an order for relief is entered in any such involuntary bankruptcy; or the Company or any Subsidiary takes any corporate action to authorize, or in furtherance of, any of the foregoing.

            (e)  Non-Compliance with Certain Covenants. Failure by the Borrowers
                 -------------------------------------
to comply with or to perform any provision of Section 7.6 through 7.10, 7.16, 7.18, 7.19, 7.20 or 7.21.

            (f)  Non-Compliance with Other Provisions of this Agreement. Failure
                 ------------------------------------------------------
by the Borrowers to comply with or to perform any provision of this Agreement or any other Loan Document (if such failure does not constitute an Event of Default under any of the other provisions of this Section 8.1), and continuance of such failure for 30 days after notice thereof to the Company from the Administrative Agent or any Bank.

            (g)  Pension Plans.  (i) Institution of any steps by the Company or
                 -------------
any other Person to terminate a Pension Plan if as a result of such termination the Company or any Subsidiary could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $1,000,000, or (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

            (h)  Judgments.  Final judgments which exceed an aggregate of
                 ---------
$2,000,000 (excluding any portion thereof which is covered by insurance maintained with a responsible insurance company which has accepted a tender of defense and indemnification without reservation of rights) shall be rendered against the Company or any Subsidiary and shall not have been discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

            (i)  Change of Control.  An Impermissible Change of Control shall
                 -----------------
occur.

            (j)  Material Adverse Effect.  Any event shall occur which, in the
                 -----------------------
opinion of the Required Banks, has had or is reasonably likely to have a Material Adverse Effect.

            (k)  Guaranty.  The obligations of the Company under Article X shall
                 --------
cease to be
in full force and effect or the Company shall contest in any manner the validity, binding nature or enforceability of Article X, other than in respect of the full and indefeasible payment of the Obligations and the termination of the Commitments.

     VIII.2 Effect of Event of Default. If any Event of Default described in
            --------------------------
Section 8.1(d) shall occur, the Commitments (if they have not theretofore terminated) shall immediately terminate and all Loans and all interest and other amounts due hereunder shall become immediately due and payable, all without presentment, demand or notice of any kind (all of which are hereby expressly waived by the Borrowers); and, in the case of any other Event of Default, the Administrative Agent may with the consent of the Required Banks, and shall upon written request of the Required Banks, declare the Commitments (if they have not theretofore terminated) to be terminated and/or all Loans and all interest and other amounts due hereunder to be due and payable, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and/or all Loans and all interest and other amounts due hereunder shall become immediately due and payable, all without presentment, demand or notice of any kind (all of which are hereby expressly waived by the Borrowers). The Administrative Agent shall promptly advise the Borrowers and each Bank of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section 8.1(a) or Section 8.1(d) may be waived by the written concurrence of all of the Banks, and the effect as an Event of Default of any other event described in Section 8.1 may be waived by the written concurrence of the Required Banks.

                                  ARTICLE IX

                           THE ADMINISTRATIVE AGENT
                           ------------------------

     IX.1 Appointment and Authorization; Administrative Agent. Each Bank hereby
          ---------------------------------------------------
irrevocably (subject to Section 9.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     IX.2  Delegation of Duties. The Administrative Agent may execute any of its
           --------------------
duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     IX.3  Liability of Administrative Agent. None of the Administrative Agent-
           ---------------------------------
Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrowers or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

     IX.4  Reliance by Administrative Agent.
           --------------------------------

            (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

           (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

     IX.5  Notice of Default. The Administrative Agent shall not be deemed to
           -----------------
have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Banks of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Banks in accordance with
Article VIII; provided, however, that unless and until the Administrative Agent
              --------  -------
has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

     IX.6  Credit Decision. Each Bank acknowledges that none of the
           ---------------
Administrative Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Bank also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of any of the Agent-Related Persons.

     IX.7  Indemnification of Administrative Agent. Whether or not the
           ---------------------------------------
transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Administrative Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to
             --------  -------
the Administrative Agent-Related Persons of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

     IX.8  BofA in Individual Capacity. BofA and its Affiliates may make loans
           ---------------------------
to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Administrative Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that neither BofA nor the Administrative Agent shall be under any obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though BofA were not the Administrative Agent.

     IX.9  Successor Administrative Agent. The Administrative Agent may, and at
           ------------------------------
the request of the Required Banks shall, resign as Administrative Agent upon 30 days' notice to the Banks. If the Administrative Agent resigns under this Agreement, the Required Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article VIII and Sections 9.4 and
9.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above.

     IX.10  Withholding Tax.
            ---------------

            (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Administrative Agent, to deliver to the Administrative Agent:

                   (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Forms 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                   (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

                   (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

            Such Bank agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

            (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of either Borrower to such Bank, such Bank agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of either Borrower to such Bank. To the extent of such percentage amount, the Administrative Agent will treat such Bank's IRS Form 1001 as no longer valid.

            (c) If any Bank claiming exemption from United States withholding tax by filing

IRS Form 4224 with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of either Borrower to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by Section 8.10(a) are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

          (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this Section 9.10(e) shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

     IX.11  Documentation and Syndication Agent. None of the Banks identified on
            -----------------------------------
the facing page or signature pages of this Agreement as a "documentation agent" or "syndication agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified as a "documentation agent" or "syndication agent" shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


                                   ARTICLE X

                                   GUARANTEE
                                   ---------

     X.1  Guarantee from the Company. In order to induce the Banks to agree to
          --------------------------
make Loans to the Subsidiary Borrower under this Agreement and to induce the Loan Note Guarantor to issue the Loan Note Guaranties, the Company hereby unconditionally and irrevocably guarantees (as primary obligor and not merely as surety) to and for the benefit of the Banks and the Administrative Agent the due and punctual payment of all Obligations (whether or not allowed as a claim in a bankruptcy proceeding of the Subsidiary Borrower) of the Subsidiary Borrower (the "Guaranteed Indebtedness").
                                                      -----------------------

     X.2  Expenses.  The Company irrevocably and unconditionally agrees to pay
          --------
any and all expenses, including reasonable attorneys' fees and disbursements, incurred by any of the Banks or the Administrative Agent in enforcing its rights under or in connection with this Article X.

     X.3  Waivers.  The Company agrees that the Guaranteed Indebtedness may be
          -------
extended or renewed, in whole or in part, without notice to or further assent from it and without impairing its obligations under this Article X. The Company hereby waives (a) presentation to, demand of payment from, and protest and notice of protest concerning the Guaranteed Indebtedness, (b) protest for nonpayment of principal of or interest on the Guaranteed Indebtedness and (c) all other notices to which it might otherwise be entitled as guarantor of the Guaranteed Indebtedness.

     X.4  No Impairment.  The obligations of the Company under this Article X
          -------------
shall not be impaired by reason of any claim or waiver, release, surrender or compromise with respect to the Subsidiary Borrower, and shall not be subject to any defense or set-off by reason of the unenforceability, in whole or in part, of the Guaranteed Indebtedness or any provision of this Agreement with respect to the Subsidiary Borrower. The obligations of the Company hereunder with respect to its guaranty of the obligations of the Subsidiary Borrower hereunder shall not be impaired by (a) any lack of validity or enforceability of this Agreement or any other Loan Document with respect to the Subsidiary Borrower,
(b) the failure of any of the Banks or the Administrative Agent to assert any claim or demand or to enforce any right or remedy against the Subsidiary Borrower or any other Person hereunder or under the other Loan Documents or with respect to this Agreement or the other Loan Documents, (c) any extension or renewal, in whole or in part, of this Agreement or any other Loan Documents, (d) any rescission, waiver, release, compromise, amendment or modification of, or any consent to departure from, any of the terms or provisions of this Agreement or the other Loan Documents or any agreement, (e) any failure by any Person in the performance of any obligation with respect to this Agreement or any other Loan Documents, (f) any act by the Administrative Agent or any Bank to obtain or retain a Lien upon or a security interest in any property to secure any Guaranteed Indebtedness, or to release any security for any of the Guaranteed Indebtedness, (g) any exchange, release or nonperfection of any Lien, (h) any bankruptcy of the Subsidiary Borrower or any other Person, or (i) any other act or omission which may or might in any manner vary the risk of the Subsidiary Borrower, or which would otherwise operate as a discharge of or other defense available to the Subsidiary Borrower, as a matter of law.

     X.5  Waiver of Resort.  The Company agrees that this Section 10 constitutes
          ----------------
a guaranty
of payment and not merely of collection and waives any right to require that any resort be had by the Administrative Agent or any of the Banks to any security held by it for the payment of the Guaranteed Indebtedness or to any balance or any deposit account or credit on the books of the Administrative Agent or any Bank in favor of the Subsidiary Borrower or any of its Subsidiaries.

     X.6  Reinstatement.  The Company agrees that this Article X shall continue
          -------------
to be effective or be reinstated, as the case may be, if at any time any part of any payment of principal of, or interest on, the Guaranteed Indebtedness is stayed, rescinded or must otherwise be returned by any Bank or the Administrative Agent upon the bankruptcy or reorganization of the Subsidiary Borrower or any other Person.

     X.7  Payment.  Upon the failure of the Subsidiary Borrower to pay any of
          -------
the Guaranteed Indebtedness when and as the same shall become due, whether at maturity, by acceleration or otherwise, the Company hereby promises to, and will, immediately on demand by any Bank or the Administrative Agent, pay or cause to be paid to the Banks or the Administrative Agent, as the case may be, an amount equal to the full amount of the Guaranteed Indebtedness then due. All such payments shall be in the currency in which the Guaranteed Indebtedness is denominated.

     X.8  Subrogation, Waivers, etc. The Company hereby agrees that, until such
          -------------------------
time as all of the Obligations shall have been finally paid in full in cash and performed in full, all Commitments shall have terminated, and this guarantee shall have been discontinued, no payment made by or on account of the Company pursuant to this Article X shall entitle the Company, by subrogation or otherwise, to any payment by the Subsidiary Borrower or from or out of any property of the Subsidiary Borrower, and the Company shall not exercise any right or remedy against the Subsidiary Borrower or any property of the Subsidiary Borrower by reason of any performance by the Company of its obligations under this Article IX, including any claim or other rights which it may now or hereafter acquire against the Subsidiary Borrower that arise from the existence, payment, performance or enforcement of the guarantee under this
Article IX, including any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Banks or the Administrative Agent, as the case may be, against the Subsidiary Borrower or any collateral now or hereafter pledged to the Banks, the Administrative Agent or any other Person acting on behalf of the Banks by the Subsidiary Borrower, whether or not such claim, remedy or right arises in equity, at law or under contract, directly or indirectly, is for cash or other property or arises by set-off or in any other manner (as payment or security on account of such claim or other rights). If any amount shall be paid to the Company in violation of the preceding sentence and the Obligations shall not then have been paid in full, all Commitments shall not have terminated, such amount shall be deemed to have been paid to the Company for the benefit of, and held in trust for the benefit of, the Banks or the Administrative Agent, as applicable, and shall forthwith be paid to the Banks or the Administrative Agent, as applicable. The Company acknowledges that it has received and will receive direct and indirect benefits from the financing arrangements contemplated by this

Agreement and the other Loan Documents and that the forbearance set forth in this Section 10.8 is knowingly granted in contemplation of such benefits.

     X.9  Delay, etc.  No delay on the part of any of the Banks or the
          ----------
Administrative Agent in exercising any rights under this Article X or failure to exercise the same shall operate as a waiver of such rights. No notice to or demand on the Company shall be deemed to be a waiver of any obligation of any Borrower or the right of the Banks or the Administrative Agent to take further action without notice or demand as provided herein.


                                  ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

     XI.1  Amendments and Waivers.  No amendment or waiver of any provision of
           ----------------------
this Agreement or any other Loan Document, and no consent with respect to any departure by either Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks (or by the Administrative Agent (or in the case of the Loan Note Guaranty, the Loan Note Guarantor) at the written request of the Required Banks) and the Borrowers and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in
--------  -------
writing and signed by all the Banks and the Borrowers and acknowledged by the Administrative Agent, do any of the following:

          (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 8.2) or increase the amount of the Loan Note Guaranties;

          (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

          (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

          (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder;

          (e) release the Company from any of its obligations under Article V or Article X;

or

          (f)  amend this Section or the definition of "Required Banks" or
Section 2.17, Article X or any provision herein providing for consent or other action by all Banks;

and, provided further, that (i) no amendment, waiver or consent shall, unless in
     -------- -------
writing and signed by the Administrative Agent in addition to the Required Banks or all the Banks, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

     XI.2  Notices.
           -------

          (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by a Borrower by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 11.2, and
(ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.2; or, as directed to the Company or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent.

          (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or IX shall not be effective until actually received by the Administrative Agent.

          (c) Any agreement of the Administrative Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrowers. The Administrative Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrowers to give such notice and the Administrative Agent and the Banks shall not have any liability to the Borrowers or other Person on account of any action taken or not taken by the Administrative Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Borrowers to repay the Loans shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Banks of a confirmation which is at variance with the terms understood by the Administrative Agent and the Banks to be contained in the telephonic or facsimile notice.

     XI.3  No Waiver; Cumulative Remedies.  No failure to exercise and no delay
           ------------------------------
in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     XI.4  Costs and Expenses.  Each Borrower shall:
           ------------------

           (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Administrative Agent) within five Business Days after demand for all reasonable costs and expenses incurred by BofA (including in its capacity as Administrative Agent) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Administrative Agent) with respect thereto; and

           (b)  pay or reimburse the Administrative Agent, the Lead
Arranger and each Bank within five Business Days after demand for all reasonable costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

     XI.5  Borrower Indemnification.  Whether or not the transactions
           ------------------------
contemplated hereby are consummated, each Borrower shall indemnify, defend and hold the Administrative Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all
           ------------------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Administrative Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, or related to any Offshore Currency Transactions entered into in connection herewith, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities");
                                                     -----------------------
provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

     XI.6  Payments Set Aside.  To the extent that a Borrower makes a payment to
           ------------------
the Administrative Agent or the Banks, or the Administrative Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

     XI.7  Successors and Assigns. The provisions of this Agreement shall be
           ----------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Bank.

     XI.8  Assignments, Participations, etc.
           ---------------------------------

           (a) Any Bank may, with the written consent of the Company at all times other than during the existence of an Event of Default and the Administrative Agent and the Loan Note Guarantor, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Administrative Agent or the Loan Note Guarantor shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the
                        --------
Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of the lesser of (i) $5,000,000 or (ii) the full amount of the Loans, the Commitments and the other rights and obligations of such Bank; provided, however, that the Borrowers and the Administrative Agent
           --------  -------
may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers and the Administrative Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Administrative Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance")
                                                     -------------------------
and (iii) the assignor Bank or Assignee has paid to the Administrative Agent a processing fee in the amount of $5,000.

          (b) From and after the date that the Administrative Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

          (c) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.
                                  --- -----

          (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating
                                                -----------
interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "Originating Bank") hereunder and under the other Loan Documents;
                ----------------
provided, however, that (i) the Originating Bank's obligations under this
--------  -------
Agreement shall remain unchanged, (ii) the Originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Administrative Agent shall continue to deal solely and directly with the Originating Bank in connection with the Originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 11.1. In the case of any such
                 ----- -------
participation, the Participant shall be entitled to the benefit of Sections 4.1,
4.3 and 11.5 as though it were also a Bank hereunder provided that all amounts payable by the Borrowers hereunder shall be determined as if such Originating Bank had not sold such participation. If amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

          (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the

FRB or U.S. Treasury Regulation 31 CFR (S)203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     XI.9  Confidentiality. Each Bank agrees to take and to cause its Affiliates
           ---------------
to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Administrative Agent on such Company's or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or
(ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that any Bank
                                              --------  -------
may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable requirement of law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Bank, or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and
(I) to its Affiliates.

     XI.10  Set-off. In addition to any rights and remedies of the Banks
            -------
provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to either Borrower, any such notice being waived by each Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of each Borrower against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Bank; provided, however,
                                                          --------  -------
that the failure to give such notice shall not affect the validity of such set-off and application.

     XI.11  Notification of Addresses, Lending Offices, Etc. Each Bank shall
            -----------------------------------------------
notify the Administrative Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

     XI.12  Counterparts.  This Agreement may be executed in any number of
            ------------
separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

     XI.13  Severability.  The illegality or unenforceability of any provision
            ------------
of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     XI.14  No Third Parties Benefited. This Agreement is made and entered into
            --------------------------
for the sole protection and legal benefit of the Borrowers, the Banks, the Administrative Agent and the Administrative Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

     XI.15  Governing Law and Jurisdiction.
            ------------------------------

            (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

            (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT, AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON
                                                                ---------
CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR
----------
PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE BORROWERS, THE ADMINISTRATIVE AGENT, AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS

LAW.

     XI.16 Waiver of Jury Trial. THE BORROWERS, THE BANKS, AND THE
           --------------------
ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY ADMINISTRATIVE AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWERS, THE BANKS, AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     XI.17 Judgment. If, for the purposes of obtaining judgment in any court, it
           --------
is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Administrative Agent hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Company (or to any other Person who may be entitled thereto under applicable law).

     XI.18 Entire Agreement. This Agreement, together with the other Loan
           ----------------
Documents, embodies the entire agreement and understanding among the Company, the Banks and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

  Delivered at Chicago, Illinois as of the day and year first above written.

                                        APPLIED POWER INC.



                                        By:  /s/ James Maxwell IV
                                             ----------------------
                                        Title: Assistant Treasurer
                                              ---------------------



                                        ENERPAC B.V.


                                        By:  /s/ James Maxwell IV
                                             ----------------------
                                        Title:  Authorized Representative
                                              ---------------------------

                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION,
                                        as Administrative Agent and a Bank


                                        By:  /s/ M. H. Claggett
                                             ------------------
                                        Title:  Vice President
                                              ----------------

                                        THE FIRST NATIONAL BANK OF CHICAGO, as
                                        Syndication Agent and as a Bank


                                        By:  /s/ Robert F. Barnett III
                                             -------------------------
                                        Title:  Senior Vice President
                                              ------------------------

                                        SOCIETE GENERALE, CHICAGO BRANCH, as
                                        Documentation Agent and as a Bank



                                        By:  /s/ Joseph A. Philbin
                                           -----------------------
                                        Title: Director
                                              --------------------

                                        FIRST UNION NATIONAL BANK



                                        By:  /s/ J. Andrew Phelps
                                           ----------------------
                                        Title: Bank Officer
                                              -------------------

                                        THE BANK OF TOKYO-MITSUBISHI, LTD.
                                        CHICAGO BRANCH



                                        By:  /s/ Hajime Watanabe
                                           -------------------------------------
                                        Title: Deputy General Manager
                                              ----------------------------------

                                        BANKBOSTON, N.A.



                                        By:  /s/ Jack M. Harcourt
                                           ----------------------
                                        Title: Authorized Officer
                                              -------------------

                                        U.S. BANK NATIONAL ASSOCIATION



                                        By:  /s/ Alan M. Holman
                                           --------------------
                                        Title: Vice President
                                              -----------------

                    HARRIS TRUST & SAVINGS BANK



                    By: /s/ Catherine C. Ciolek
                       ------------------------
                    Title:  Vice President
                          ---------------------

                M&I MARSHALL & ILSLEY BANK



                By:  /s/ James R. Miller
                   -----------------------
                Title:  Vice President
                      --------------------


                By:  /s/ James P. McMullen
                   -----------------------
                Title:  Vice President
                      --------------------

                           THE SANWA BANK, LIMITED,
                           CHICAGO BRANCH


                           By:  /s/ Gordon R. Holtby
                                --------------------
                           Title:  Vice President & Manager
                                   ------------------------

                  CREDIT LYONNAIS CHICAGO BRANCH



                  By:  /s/ Nigel R. Carter
                     ---------------------
                  Title:  Vice President
                        ----------------

                  WACHOVIA BANK, N.A.



                  By:  /s/ Debra L. Coheley
                       --------------------
                  Title:  Senior Vice President
                          ---------------------

                  CREDIT SUISSE FIRST BOSTON



                  By:  /s/ Joel Glodowski
                       ------------------
                  Title:  Managing Director
                          -----------------

                  By:  /s/ Chris T. Horgan
                       -------------------
                  Title:  Vice President
                          --------------

                  BANK OF NEW YORK



                  By:  /s/ Mark Familo
                     -----------------
                  Title:  Vice President
                        ----------------

                  NATIONAL WESTMINSTER BANK PLC



                  By:  /s/ Peter J. Stringer
                     -----------------------
                  Title:  Senior Vice President
                        -----------------------

                  FIRSTAR BANK MILWAUKEE, N.A.



                  By:  /s/ Caroline V. Krider
                     ------------------------
                  Title:  Vice President
                        ----------------

                  THE DAI-ICHI KANGYO BANK, LTD.,
                    Chicago Branch



                  By:  /s/ Nobuyasu Fukatsu
                     ----------------------
                  Title:  Vice President
                        ----------------

                  THE ROYAL BANK OF SCOTLAND plc



                  By:  /s/ Scott W. Barton
                     ---------------------
                  Title:  Vice President
                        ----------------

                                 SCHEDULE 1.2
                                 Pricing Grid

=======================================================================================================================
                 PRICING      PRICING     PRICING      PRICING      PRICING      PRICING        PRICING      PRICING
                 LEVEL I      LEVEL II   LEVEL III     LEVEL IV     LEVEL V      LEVEL VI      LEVEL VII   LEVEL VIII
----------------------------------------------------------------------------------------------------------------------
Debt to         less than     greater      greater     greater      greater        greater       greater     greater
               or equal to     than         than        than         than           than          than        than
                  1.50         1.50         2.00        2.50         3.00           3.50          3.75        4.00

EBITDA                      less than    less than     less than     less than     less than     less than
                           or equal to  or equal to   or equal to   or equal to   or equal to   or equal to
                               2.00         2.50        3.00          3.50           3.75         4.00
--------------------------------------------------------------------------------------------------------------------
Offshore          0.275%       0.375%       0.500%      0.625%        0.750%         1.00%       1.125%      1.375%
Margin
--------------------------------------------------------------------------------------------------------------------
Non-Use Fee       0.1125%      0.125%       0.150%       0.175%        0.225%        0.275%      0.325%      0.375%
Rate
====================================================================================================================

====================================================================================================================

                                 SCHEDULE 2.1

                                Commitments and
                                Pro Rata Shares


                          Bank                                Commitment          Pro Rata
                          ----                                ----------          --------
                                                                                   Share
                                                                                   -----
BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION         $145,000,000         17.05882353%
THE FIRST NATIONAL BANK OF CHICAGO                             $100,000,000         11.76470588%
SOCIETE GENERALE, CHICAGO BRANCH                               $ 85,000,000         10.00000000%
CREDIT SUISSE FIRST BOSTON                                     $ 60,000,000          7.05882353%
FIRST UNION NATIONAL BANK                                      $ 60,000,000          7.05882353%
THE ROYAL BANK OF SCOTLAND PLC                                 $ 45,000,000          5.29411765%
NATIONAL WESTMINSTER BANK PLC                                  $ 40,000,000          4.70588235%
U.S. BANK, NATIONAL ASSOCIATION                                $ 40,000,000          4.70588235%
BANKBOSTON, N.A.                                               $ 35,000,000          4.11764706%
HARRIS TRUST & SAVINGS BANK                                    $ 35,000,000          4.11764706%
M&I MARSHALL & ILSLEY BANK                                     $ 35,000,000          4.11764706%
WACHOVIA BANK, N.A.                                            $ 35,000,000          4.11764706%
BANK OF NEW YORK                                               $ 25,000,000          2.94117647%
THE BANK OF TOKYO-MITSUBISHI LTD. CHICAGO BRANCH               $ 25,000,000          2.94117647%
CREDIT LYONNAIS CHICAGO BRANCH                                 $ 25,000,000          2.94117647%
FIRSTAR BANK MILWAUKEE, N.A                                    $ 25,000,000          2.94117647%
THE SANWA BANK LIMITED, CHICAGO BRANCH                         $ 25,000,000          2.94117647%
THE DAI-ICHI KANGYO BANK, LTD.                                 $ 10,000,000          1.17647059%
             TOTAL                                             $850,000,000              100.00%

                                 SCHEDULE 10.2

                     Offshore and Domestic Lending Offices,
                             Addresses for Notices


BANK OF AMERICA NATIONAL TRUST
------------------------------
AND SAVINGS ASSOCIATION,
-----------------------
As Administrative Agent

Bank of America National Trust
and Savings Association
Agency Management Services #5596
1850 Gateway Boulevard, 5th Floor
Concord, CA 94520
Attention:  Elizabeth Chao
                Telephone: (510) 675-8375
                Facsimile: (510) 675-8500

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

Bank of America National Trust and Savings Association
231 S. LaSalle Street
Chicago, IL 60201
Attention:  M.H. Claggett, Vice President
                Telephone: (312) 828-1549
                Facsimile: (312) 987-1276

ADMINISTRATIVE AGENT'S PAYMENT OFFICE
-------------------------------------

Bank of America National Trust
and Savings Association
Agency Management Services #5596
1850 Gateway Boulevard, 5th Floor
Concord, CA 94520
ABA No. 121-000-358
For Credit to Account No.: 12336-14489
Attn: Elizabeth Chao
Ref:  Applied Power Inc.

BANK OF AMERICA NATIONAL TRUST
------------------------------
AND SAVINGS ASSOCIATION,
-----------------------
As a Bank

Domestic and Offshore Lending Office:

Bank of America National Trust
and Savings Association
200 West Jackson Boulevard, 9th Floor
Chicago, IL 60606
Attention:  Marion Alongi
               Telephone: (312) 828-6212
               Facsimile: (312) 974-9626

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

Bank of America National Trust
and Savings Association
231 S. LaSalle Street
Chicago, IL 60201
Attention:  M.H. Claggett, Vice President
               Telephone: (312) 828-6212
               Facsimile: (312) 974-9626

The First National Bank of Chicago
----------------------------------
 as a Bank

Domestic and Offshore Lending Office:

One First National Plaza
Chicago, IL 60670
Attention:  Rosario Guzman
               Telephone: (312) 732-7874
               Facsimile: (312) 732-2715

The First National Bank of Chicago
London Branch
1 Triton Square
London
NW1 3FN
Attention:  Dot O'Flaherty
               Telephone: (44 171) 903-4150
               Facsimile: (44 171) 903-4148

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

The First National Bank of Chicago
One First National Plaza
Chicago, IL 60670
Attention:   Jerry Kane
               Telephone: (312) 732-1614
               Facsimile: (312) 732-1117

First Union National Bank
-------------------------
 as a Bank

Domestic and Offshore Lending Office:

One First Union Center
301 South College Street
Charlotte, NC 28288-0749
Attention:   Lisa VanNote
               Telephone: (704) 374-4282
               Facsimile: (704) 374-2802

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

First Union National Bank
One First Union Center
301 South College Street
Charlotte, NC 28288-0749
Attention:  Mark Feller
               Telephone: (704) 374-7074
               Facsimile: (704) 374-3300

Societe Generale, Chicago Branch
--------------------------------
 as a Bank

Domestic and Offshore Lending Office:

181 W. Madison St.
Suite 3400
Chicago, IL 60602
Attention:  Joseph Philbin
               Telephone: (312) 578-5005
               Facsimile: (312) 578-5099

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

Societe Generale, Chicago Branch
181 W. Madison St.
Suite 3400
Chicago, IL 60602

Attention:  Joseph Philbin
               Telephone: (312) 578-5005
               Facsimile: (312) 578-5099


The Bank of Tokyo-Mitsubishi, Ltd. Chicago Branch
--------------------------------------------------
 as a Bank

Domestic and Offshore Lending Office:

The Bank of Tokyo-Mitsubishi Ltd. Chicago Branch
227 W. Monroe
Suite 2300
Chicago, IL 60606
Attention:  Jean Chaney/Julie Galligan
               Telephone: (312) 696-4712/4711
               Facsimile: (312) 696-4532

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

The Bank of Tokyo-Mitsubishi Ltd. Chicago Branch
227 W. Monroe
Suite 2300
Chicago, IL 60606
Attention:  Wayne Yamanaka
               Telephone: (312) 696-4664
               Facsimile: (312) 696-4535


BankBoston, N.A.
----------------
 as a Bank

Domestic and Offshore Lending Office:

BankBoston, N.A.
100 Federal Street
Lg. Corp. 01-09-04
Boston, MA 02110
Attention:  Jack M. Harcourt
               Telephone: (617) 434-7548
               Facsimile: (617) 434-0816

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

BankBoston, N.A.
100 Federal Street
Lg. Corp. 01-09-04
Boston, MA 02110
Attention:   Jack M. Harcourt
               Telephone:  (617) 434-7548
               Facsimile:  (617) 434-0816

U.S. Bank National Association
------------------------------
 as a Bank

Domestic and Offshore Lending Office:

U.S. Bank National Association
201 W. Wisconsin Avenue
Milwaukee, WI 53259
Attention:  Alan Holman, Vice President
               Telephone: (414) 227-5505
               Facsimile: (414) 227-5881

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

U.S. Bank National Association
201 W. Wisconsin Avenue
Milwaukee, WI 53259
Attention:  Alan Holman, Vice President
               Telephone: (414) 227-5505
               Facsimile: (414) 227-5881

Harris Trust & Savings Bank
---------------------------
 as a Bank
Domestic and Offshore Lending Office:
Harris Trust & Savings Bank
111 West Monroe Street - 10E
Chicago, IL 60603
Attention:  Anita Mei

               Telephone: (312) 461-3818
               Facsimile: (312) 293-5283

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

Harris Trust & Savings Bank
111 West Monroe Street - 10W
Chicago, IL 60603
Attention:   Sunny Harnet/Andrew Peterson
               Telephone:  (312) 461-5724/6537
               Facsimile:  (312) 293-5040

M&I Marshall & Ilsley Bank
--------------------------
as a Bank
Domestic and Offshore Lending Office:
M&I Marshall & Ilsley Bank
770 North Water Street
Milwaukee, WI 53202
Attention:  James R. Miller
               Telephone: (414) 765-7779
               Facsimile: (414) 765-7625

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

M&I Marshall & Ilsley Bank
770 North Water Street
Milwaukee, WI 53202
Attention:  James R. Miller
               Telephone: (414) 765-7779
               Facsimile: (414) 765-7625

The Sanwa Bank, Limited, Chicago Branch
---------------------------------------
 as a Bank

Domestic and Offshore Lending Offices

The Sanwa Bank, Limited, Chicago Branch
10 S. Wacker Drive
31st Floor
Chicago, IL 60606
Attention:  Gordon R Holtby

               Telephone: (312) 993-4325
               Facsimile: (312) 346-6677

Notices (other than Borrowing Notices and Notices of Conversion/Continuation:

The Sanwa Bank Limited, Chicago Branch
10 S. Wacker Drive
31st Floor
Chicago, IL 60606
Attention:  Gordon R. Holtby
               Telephone: (312) 993-4325
               Facsimile: (312) 346-6677

Credit Lyonnais Chicago Branch
------------------------------
 as a Bank

Domestic and Offshore Lending Office:

Credit Lyonnais Chicago Branch
227 W. Monroe Street, 38th Floor
Chicago, IL 60606
Attention:  Michelle Evans
               Telephone: (312) 220-7319
               Facsimile: (312) 641-5834

Notes (other than Borrowing Notices and
Notices of Conversion/Continuation):

Credit Lyonnais Chicago Branch
227 W. Monroe Street, 38th Floor
Chicago, IL 60606
Attention:  Nigel Carter
               Telephone: (312) 220-7310
               Facsimile: (312) 641-0527

Wachovia Bank, N.A.
-------------------
 as a Bank

Domestic and Offshore Lending Office:

Wachovia Corporate Services, Inc.

70 West Madison Street
Suite 2440
Chicago, IL 60602
Attention:  Cynthia Comber
               Telephone: (312) 795-4335
               Facsimile: (312) 853-0693

Notices (other than Borrowing Notices and
Notices of Conversion/Continuation):

Wachovia Corporate Services, Inc.
70 West Madison Street
Suite 2440
Chicago, IL 60602
Attention:  James D. Heinz
               Telephone: (312) 795-4343
               Facsimile: (312) 853-0693

The Bank of New York
--------------------
 as a Bank

Domestic and Offshore Lending Office:

The Bank of New York
One Wall Street, 19th Floor
New York, NY 10286
Attention:  Mark Familo
               Telephone: (212) 635-1165
               Facsimile: (212) 635-1208/09

Notices (other than Borrowing Notices and
Notices of Conversion/Continuation):

The Bank of New York
One Wall Street, 19th Floor
New York, NY 10286
Attention:  Maxine Roach
               Telephone: (212) 635-8208
               Facsimile: (212) 635-7923/24

Firstar Bank Milwaukee, N.A.
----------------------------
 as a Bank

Domestic and Offshore Lending Office:

Firstar Bank Milwaukee, N.A.
777 E. Wisconsin Avenue
Milwaukee, WI 53202
Attention:  Caroline Krider/John Reinke
               Telephone: (414) 765-5971/(414) 765-4569
               Facsimile: (414) 765-4632

Notices (other than Borrowing Notices and
Notices of Conversion/Continuation):

Firstar Bank Milwaukee, N.A.
777 E. Wisconsin Avenue
Milwaukee, WI 53202
Attention:  Frank Martins
               Telephone: (414) 765-5952
               Facsimile: (414) 765-5062

Credit Suisse First Boston
--------------------------
 as a Bank

Domestic and Offshore Lending Office:

Credit Suisse First Boston
Client Services - Loan Administrator
Five World Trade Center, 8th Floor
New York, NY 10048
Attention:  Ron Davis
               Telephone: (212) 322-1865
               Facsimile: (212) 335-0593

Notices (other than Borrowing Notices and
Notices of Conversion/Continuation):

Credit Suisse First Boston
11 Madison Avenue
New York, NY 10010-3629
Attention:  David W. Kratovil
               Telephone: (212) 325-9155

            Facsimile:  (212) 325-8309

National Westminster Bank Plc
-----------------------------
 as a Bank

Domestic and Offshore Lending Office:

National Westminster Bank Plc
1 Federal Street
Mail Stop MAOFD06C
Boston, MA 02110
Attention:  Peter Stringer
            Telephone: (617) 346-4909
            Facsimile:  (617) 346-4732

Notices (other than Borrowing Notices and
Notices of Conversion/Continuation):

National Westminster Bank Plc
1 Federal Street
Mail Stop MAOFD06C
Boston, MA 02110
Attention:  Peter Stringer
            Telephone: (617) 346-4909
            Facsimile:  (617) 346-4732

The Dai-Ichi Kangyo Bank, Ltd., Chicago Branch
----------------------------------------------
 as a Bank

Domestic and Offshore Lending Office:

The Dai-Ichi Kangyo Bank, Ltd., Chicago Branch
10 South Wacker Drive
26th Floor
Chicago, IL 60606
Attention:   Josie Fugman
               Telephone: (312) 715 6451
               Facsimile: (312) 828-2011

Notices (other than Borrowing Notices and
Notices of Conversion/Continuation):

The Dai-Ichi Kangyo Bank, Ltd.,
 Chicago Branch
10 South Wacker Drive
26th Floor
Chicago, IL 60606
Attention:  Ted Sachs
               Telephone: (312) 715-8393
               Facsimile: (312) 876-0154

The Royal Bank of Scotland plc
------------------------------

Domestic and Offshore Lending Office:

The Royal Bank of Scotland plc
88 Pine Street
Wall Street Plaza
New York, NY 10005
Attention:  Fernando Reyes
               Telephone: (212) 269-1700
               Facsimile: (212) 344-4065

Notices (other than Borrowing Notices and
Notices of Conversion/Continuation):

The Royal Bank of Scotland PLC
88 Pine Street
Wall Street Plaza
New York, NY 10005
Attention:  Scott Barton
               Telephone: (212) 269-1706
               Facsimile: (212) 480-0791